SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant |X|
    Filed by a party other than the Registrant | |

    Check the appropriate box:
    |X|  Preliminary Proxy Statement
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         14a-6(e)(2))
    | |  Definitive Proxy Statement
    | |  Definitive Additional Materials
    | |  Soliciting Material Pursuant to Section 240.14a-12

                                  AVAYA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     and 0-11.

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
                                                                PRELIMINARY COPY
                                     [Logo]

                                211 Mt. Airy Road
                         Basking Ridge, New Jersey 07920


Donald K. Peterson
Chairman of the Board
and Chief Executive Officer

                                                               January 13, 2003

Dear Shareholder:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Avaya Inc., which will be held at 9:00 A.M., Eastern Standard Time, on Tuesday, February 25, 2003, at Raritan Valley Community College, Rt. 28 and Lamington Rd., North Branch, New Jersey 08876.

      The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which Avaya's business and operations will also be reviewed. Only shareholders and their proxies are invited to attend the Annual Meeting.

      If you plan to attend, please check the box provided on the proxy card. Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the Annual Meeting.

                                            Sincerely yours,

                                            Donald K. Peterson

                                                                PRELIMINARY COPY
                                     [Logo]

                                211 Mt. Airy Road
                         Basking Ridge, New Jersey 07920

                              ---------------------

                                  NOTICE OF THE
                       2003 ANNUAL MEETING OF SHAREHOLDERS

                              ---------------------

                                                               January 13, 2003

To our Shareholders:

      The Annual Meeting of Shareholders of Avaya Inc., a Delaware corporation, will be held on Tuesday, February 25, 2003 at 9:00 A.M., Eastern Standard Time, at Raritan Valley Community College, Rt. 28 and Lamington Rd., North Branch, New Jersey 08876 for the following purposes:

      (1)   To elect two Directors;

      (2) To consider and vote upon proposals to amend Avaya's Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits;

      (3)   To approve the Avaya Inc. 2003 Employee Stock Purchase Plan; and

      (4) To transact such other business as may properly come before the meeting.

      The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on December 31, 2002.

      A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the meeting, at the location of the Annual Meeting on February 25, 2003 and during ordinary business hours for ten days prior to the meeting at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920.

                                            By Order of the Board of Directors

                                            Pamela F. Craven
                                            Secretary

                  WE URGE SHAREHOLDERS TO MARK, SIGN AND RETURN
                      PROMPTLY THE ACCOMPANYING PROXY CARD
                  OR TO VOTE OVER THE INTERNET OR BY TELEPHONE

                                     [Logo]

                                211 Mt. Airy Road
                         Basking Ridge, New Jersey 07920

                              ---------------------

                                 PROXY STATEMENT
                   FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

                              ---------------------

About the Annual Meeting

Why have I received these materials?

      The accompanying proxy, being mailed and made available electronically to shareholders on or about January 13, 2003, is solicited by the Board of Directors of Avaya Inc. (referred to throughout this Proxy Statement as "Avaya," "the Company," "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Tuesday, February 25, 2003. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

      Holders of common stock ("Common Stock") of Avaya as of the close of business on December 31, 2002 will be entitled to vote at the Annual Meeting. On October 1, 2002, there were outstanding and entitled to vote 364,143,440 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

      If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in Avaya's stock records maintained by our transfer agent, The Bank of New York), you may complete and sign the accompanying proxy card and return it to Avaya or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 P.M. Eastern Standard Time on February 24, 2003.

      "Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on that form.

      If you are a participant in the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce or hold Common Stock in an Avaya Employee Stock Purchase Plan account, you will receive one proxy card for all shares that you own through those savings plans and in your Employee Stock Purchase Plan account. That proxy card will serve as a voting instruction card for the trustees or administrators of those plans where all accounts are registered in the same name. If you own shares through the savings plans or in an Employee Stock Purchase Plan account and do not vote, the savings plan trustees will vote your plan shares in the same proportion as shares for which instructions were received under each savings plan, and shares held in an Employee Stock Purchase Plan account will be voted in accordance with normal brokerage industry practices.

Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

      Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked.

What constitutes a quorum for purposes of the Annual Meeting?

      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

      The election of Directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of Directors.

      Each of the proposals to amend Avaya's Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits requires the affirmative vote of a majority of the outstanding shares entitled to vote on the matter for approval.

      Each other item to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval.

      A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any matter will have the effect of a negative vote on that matter. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

What information do I need to attend the Annual Meeting?

      You will need an admission ticket to attend the Annual Meeting. If you are a record shareholder, or if you own Avaya stock through an Avaya savings plan, an admission ticket is included with this mailing and is attached to the proxy card. If you are a street name shareholder, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to our transfer agent, The Bank of New York, at Avaya Shareholder Services, P.O. Box 11033, New York, New York 10286-1033. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are an Avaya shareholder.

How does the Board recommend that I vote my shares?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

      o FOR the Directors' proposal to elect the nominated Directors set forth on page [ ];

      o FOR each of the three Directors' proposals to amend the Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits, as set forth on page [ ]; and

      o FOR the Directors' proposal to approve the Avaya Inc. 2003 Employee Stock Purchase Plan, as set forth on page [ ].

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Avaya. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

      Avaya will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and by a third-party proxy solicitation company. We have engaged Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist in solicitation of proxies at an estimated fee of $10,000 plus disbursements. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of the Common Stock.

What if multiple shareholders share the same address?

      In accordance with a notice sent earlier this year to eligible record shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any record shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, upon written or oral request, we will deliver promptly a separate copy of the annual report and proxy statement to a record shareholder who has been householded. Such requests can be made by contacting our transfer agent, The Bank of New York, at 1-866-22-Avaya (or 1-866-222-8292) or by writing to The Bank of New York at Avaya Shareholder Services, P.O. Box 11033, New York, New York 10286-1033. If you are a record shareholder and would like for your proxy materials to be householded, you can contact our transfer agent at the number and address in the preceding sentence and request information on how to participate in householding for future annual meetings. In addition, if you are a record shareholder you can use the above-referenced telephone number and address to notify Avaya that you wish to receive a separate annual report and proxy statement for future annual meetings.

      If you are a street name shareholder and own your shares through a broker or other nominee, you can request to participate in householding, or alternatively can request separate copies of the annual report and proxy statement, by contacting your broker or nominee.

Is there any information that I should know about future annual meetings?

Shareholder Proposals

      Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders (the "2004 Annual Meeting") must deliver the proposal to the corporate secretary at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920:

      o not later than September 10, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

      o on or after December 12, 2003, and on or before January 11, 2004, if the proposal is submitted pursuant to Avaya's by-laws, in which case we are not required to include the proposal in our proxy materials.

Electronic Access to Proxy Materials and Annual Reports

      This Proxy Statement and Avaya's 2002 Annual Report are available on Avaya's Internet site at http://investors.avaya.com/financials. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a record shareholder, you can choose this option and save Avaya the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone or over the Internet. If you are a street name shareholder, please refer to the information provided by the institution that holds your shares and follow that institution's instructions on how to elect to view future proxy statements and annual reports over the Internet.

                                  I. PROPOSALS

                                   Proposal 1.
                     Directors' Proposal to Elect Directors

      Our Board of Directors consists of three classes, Class 1, Class 2 and Class 3, with each class serving for a full three-year term. Messrs. Stanzione and Zarrella are Class 2 Directors and are nominees for reelection at the Annual Meeting. If elected, they will serve until our 2006 annual meeting. The Class 3 Directors will be considered for reelection at our 2004 annual meeting. The Class 1 Directors will be considered for reelection at our 2005 annual meeting. Messrs. Henry B. Schacht and Franklin A. Thomas retired as Directors of Avaya effective September 30, 2002. Mr. Jeffrey A. Harris resigned as a Director of Avaya effective March 10, 2002 in connection with the transactions discussed under "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions."

      Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Information with Respect to Nominees and Continuing Directors

      The following table sets forth information as to persons who serve as our Directors.

Name                                    Age               Position              Term Expires
----                                    ---               --------              ------------
Donald K. Peterson ..............       53     Chairman, President and CEO         2004
Mark Leslie .....................       57     Director                            2004
Philip A. Odeen .................       67     Director                            2005
Daniel C. Stanzione .............       57     Director                            2003
Paula Stern .....................       57     Director                            2005
Anthony P. Terracciano ..........       64     Director                            2004
Ronald L. Zarrella ..............       53     Director                            2003

Nominees for Reelection at this Annual Meeting (Class 2)

      Daniel C. Stanzione has been a Director of Avaya since September 30, 2000. Dr. Stanzione served as Special Advisor to the Chairman of Lucent Technologies Inc. ("Lucent") from October 1999 to October 2000. He served as Chief Operating Officer of Lucent from November 1997 to October 1999 and as the President of Bell Laboratories at Lucent from March 1996 to October 1999. Dr. Stanzione is currently a director of Quest Diagnostics Incorporated.

      Ronald L. Zarrella has been a Director of Avaya since February 27, 2002. Since November 2001, Mr. Zarrella has been Chairman and Chief Executive Officer of Bausch & Lomb Incorporated ("Bausch & Lomb"), where he has held several executive positions since 1985. He was previously with General Motors Corporation ("General Motors"), where, beginning in 1998, he was Executive Vice President and President of General Motors North America. From 1994 to 1998, Mr. Zarrella was Vice President and Group Executive in charge of General Motor's North American Vehicle Sales, Service and Marketing Group.

Directors with Terms Expiring in 2004 (Class 3)

      Mark Leslie has been a Director of Avaya since July 19, 2001. Mr. Leslie is currently the Managing Director of Leslie Ventures, a private investment company. He is also an adjunct professor at Stanford Graduate School of Business and Stanford University--Graduate Engineering. Mr. Leslie has been a Director of Veritas Software Corporation ("Veritas") since May 1988. He was Chairman of the Board of Veritas from April 1997 until December 2001, and he was President and Chief Executive Officer of Veritas from 1990 to 2000. Mr. Leslie is also a director of WebEx Communications, Inc.

      Donald K. Peterson has been the Chairman of our Board of Directors since January 2002 and our President and Chief Executive Officer and a Director of Avaya since September 30, 2000. In addition, Mr. Peterson served as the Vice Chairman of our Board of Directors from September 30, 2000 to January 2002. Mr. Peterson was the Executive Vice President and Chief Executive Officer of Lucent Technologies Inc.'s ("Lucent") Enterprise Networks Group from March 1, 2000 until September 30, 2000. He was Executive Vice President and Chief Financial Officer for Lucent from February 1996 until March 1, 2000 following his employment with AT&T Corp. ("AT&T"). Mr. Peterson is a director of The Reynolds and Reynolds Company.

      Anthony P. Terracciano has been a Director of Avaya since April 18, 2002. Mr. Terracciano has been Vice Chairman of the Board of Directors of American Water Works Company, Inc. since May 1998 and a Director since 1997. He served as Chairman of Dime Bancorp, FSB from July 2000 to January 2002. Prior to that, he was President of First Union Corporation until his retirement from that company at the end of 1997. He joined First Union Corporation in 1996 after a merger with First Fidelity Bancorporation, where he was Chairman, President and Chief Executive Officer. In April 2002, Warburg Pincus Equity Partners, L.P. and related investment funds exercised their contractual right to designate for election to Avaya's Board of Directors a director unaffiliated with the Warburg Pincus Entities reasonably acceptable to Avaya's Board of Directors. Accordingly, Mr. Terracciano was appointed to Avaya's Board of Directors as the Warburg Pincus Entities' nominee and elected by the Board on April 18, 2002. See "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions" for more information.

Directors with Terms Expiring in 2005 (Class 1)

      Philip A. Odeen has been a Director of Avaya since October 25, 2002. Mr. Odeen has been Chairman and Director of TRW, Inc. ("TRW") since February 2002 and has served as a consultant to TRW since January 2002. He was Executive Vice President of Washington Operations of TRW from 2000 to 2002 and was Executive Vice President and General Manager of TRW Systems & Information Technology from 1997 to 2000. Mr. Odeen was President and Chief Executive Officer of BDM International Inc., which TRW acquired in 1997. Mr. Odeen is currently a director of Convergys Corporation, The Reynolds and Reynolds Company and WGL Holdings, Inc.

      Paula Stern has been a Director of Avaya since December 2, 2002. Dr. Stern has been Chairwoman of The Stern Group, Inc., a Washington, D.C. based economic analysis and international business and trade advisory firm, since 1988. Dr. Stern has held several high-level government positions dealing with international trade and foreign policy, including commissioner and chairwoman of the U.S. International Trade Commission. She currently serves on the boards of directors of Avon Products, Inc., Hasbro Inc. and The Neiman Marcus Group, Inc.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. STANZIONE AND ZARRELLA AS CLASS 2 DIRECTORS.

                              Proposals 2, 3 and 4.
            Directors' Proposals to Amend the Restated Certificate of
           Incorporation of Avaya Inc. to Effect a Reverse Stock Split
            Followed by a Forward Stock Split of Avaya's Common Stock

Summary

      The Board of Directors has authorized, and recommends for your approval, each of the three alternative reverse/forward stock split transactions described below:

      o a reverse 1-for-30 stock split followed immediately by a forward 30-for-1 stock split of the Common Stock;


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

      o a reverse 1-for-40 stock split followed immediately by a forward 40-for-1 stock split of the Common Stock; and

      o a reverse 1-for-50 stock split followed immediately by a forward 50-for-1 stock split of the Common Stock.

      ------------

      In the discussion below, the term "Minimum Number" means: 30, if the 1-for-30 Reverse/30-for-1 Forward Split is implemented; 40, if the 1-for-40 Reverse/40-for-1 Forward Split is implemented; and 50, if the 1-for-50 Reverse/50-for-1 Forward Split is implemented.

      Each of these three alternative transactions is comprised of a reverse stock split (the "Reverse Split") pursuant to which each Minimum Number of shares of Common Stock registered in the name of a shareholder at the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the "Forward Split") pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into the Minimum Number of shares of Common Stock. As permitted under Delaware law, shares of Common Stock that would be converted into less than one share in the Reverse Split will instead be converted into the right to receive a cash payment as described below (we refer to the Reverse Split, the Forward Split and these cash payments, collectively, as the "Reverse/Forward Split"). However, if a registered shareholder holds the Minimum Number or more shares of Common Stock in his or her account at the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

      Avaya is submitting separate proposals to approve (and the Board recommends that shareholders approve) each of the three alternative Reverse/Forward Split transactions described above, and the Board in its discretion may elect to effect any one (but not more than one) of these three transactions that are approved by the requisite vote of the shareholders of Avaya. The Board will also have the discretion to determine if and when to effect any of these transactions that are approved by the shareholders and reserves the right to abandon any or all such transactions even if approved by the shareholders (see "--Reservation of Rights"). We expect that, if shareholders approve and the Board elects to implement the Reverse/Forward Split, the Reverse/Forward Split would be consummated within one year of the date of the Annual Meeting. If the Board determines to implement any of the alternative Reverse/Forward Split transactions approved by the shareholders, Avaya will publicly announce in a press release and post on its website at http://www.avaya.com, prior to the effective date of the Reverse/Forward Split, which of the approved alternative Reverse/Forward Split transactions the Board has elected to effect.

      Avaya believes that the Reverse/Forward Split will result in significantly reduced shareholder record keeping and mailing expenses for Avaya and provide holders of fewer than the Minimum Number of shares with an efficient, cost-effective way to cash-out their investments.

      The Board is soliciting shareholder approval for each of three alternative Reverse/Forward Split transactions. The availability of three alternatives will provide the Board with the flexibility to implement the Reverse/Forward Split transaction that will maximize the expected cost savings and other anticipated benefits for Avaya. In determining which of the three alternative Reverse/Forward Split transactions to implement, if any, following shareholder approval, the Board will consider factors such as (1) the then prevailing trading price and trading volume for the Common Stock and the anticipated impact of the Reverse/Forward Split on the trading market for the Common Stock; (2) the availability and cost of funds required to make the cash payments to shareholders with small holdings whose shares are to be converted into the right to receive cash pursuant to the Reverse/Forward Split, and the terms of any arrangements that Avaya may enter into to raise those funds; (3) the Board's determination as to which of the alternative transactions would result in the greatest overall reduction in Avaya's administrative costs; (4) considerations related to preserving the tax-free status of Avaya's spin-off from Lucent in September 2000; (5) other transactions that Avaya might be considering; and (6) prevailing general market and economic conditions.


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

      If approved by shareholders and implemented by the Board, the Reverse/Forward Split will become effective on such date as may be determined by the Board upon the filing of the necessary amendments to Avaya's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"). The forms of proposed amendments to Avaya's Restated Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this Proxy Statement as Appendix A.

Re-Submittal to Shareholders

      In connection with Avaya's 2002 Annual Meeting, the Board of Directors proposed to shareholders for approval each of the Reverse/Forward Splits discussed above. In seeking that approval, Avaya stated that, if shareholders approved and the Board decided to conduct a Reverse/Forward Split, we expected that it would be completed within one year of the 2002 Annual Meeting (i.e., not later than February 26, 2003). Each of the three proposals was approved by shareholders at the 2002 Annual Meeting, but Avaya has not conducted any Reverse/Forward Split as of the date that this Proxy Statement went to press. In part, this was because of a complaint that was filed in January 2002 in the Court of Chancery of the State of Delaware against the Company seeking to enjoin it from conducting any of the Reverse/Forward Splits. The complaint alleged, among other things, that the manner in which Avaya planned to implement the transactions violated certain aspects of Delaware law with regard to the treatment of fractional shares and the proposed method of valuing the fractional interests, and, further, that the description of the proposed transactions in the proxy statement distributed for the 2002 Annual Meeting was misleading to the extent it reflected those violations. The action purported to be a class action on behalf of all holders of less than 50 shares of Common Stock. The plaintiff sought, among other things, damages as well as injunctive relief enjoining us from conducting the transactions and requiring Avaya to make corrective, supplemental disclosure. In June 2002, the Court denied the plaintiff's motion for summary judgment and granted the Company's cross-motion for summary judgment. The plaintiff appealed the Court's decision to the Delaware Supreme Court and, in November 2002, the Delaware Supreme Court affirmed the lower Court's ruling in favor of Avaya. Subsequently, the plaintiff filed a motion for re-hearing by the Delaware Supreme Court, arguing that the court misapplied the law concerning fractional "shares" versus fractional "interests" to the facts of the case. The Company has filed its response to the plaintiff's motion with the Delaware Supreme Court and awaits its ruling.

      For all of the reasons discussed in the paragraphs below, the Board of Directors continues to believe that the Company may benefit from conducting a Reverse/Forward Split. As a result, the Board has proposed each of the Reverse/Forward Splits for re-approval by shareholders at the Annual Meeting. In the event that the Delaware Supreme Court renders a decision favorable to Avaya after the date that this Proxy Statement goes to press and before the date of the Annual Meeting, at any time prior to February 26, 2003 the Board may decide to proceed with a Reverse/Forward Split in accordance with the authority obtained from shareholders at the 2002 Annual Meeting. In the event that the Reverse/Forward Split is effected prior to February 26, 2003, the Board will not re-submit the Reverse/Forward Split proposals discussed above for a vote of the shareholders at the 2003 Annual Meeting.

Effect on Shareholders

      If approved by shareholders at the Annual Meeting and implemented by the Board, the Reverse/Forward Split will affect Avaya shareholders as follows:


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

 Shareholder Before Completion of the Reverse/Forward Split     Net Effect After Completion of the Reverse/Forward Split
------------------------------------------------------------   ---------------------------------------------------------
Registered shareholders holding the Minimum                    None.
Number or more shares of Common Stock.

Registered shareholders holding fewer than the                 Shares will be converted into the right to receive cash
Minimum Number of shares of Common Stock.                      (see "--Determination of Cash-out Price" at page [ ]).

Shareholders holding Common Stock in street name               Avaya intends for the Reverse/Forward Split to treat
through a nominee (such as a bank or broker).                  shareholders holding Common Stock in street name
                                                               through a nominee (such as a bank or broker) in the
                                                               same manner as shareholders whose shares are
                                                               registered in their names. Nominees will be instructed
                                                               to effect the Reverse/Forward Split for their
                                                               beneficial holders. However, nominees may have
                                                               different procedures and shareholders holding shares
                                                               in street name should contact their nominees.

Reasons for the Reverse/Forward Split

      The Board recommends that shareholders approve each of the three alternative Reverse/Forward Split transactions described herein for the following reasons. These, and other reasons, are described in detail under "--Background and Purpose of the Reverse/Forward Split" below.

                         Issue                                                  Solution
                         -----                                                  --------
Avaya has a large number of shareholders that own         The Reverse/Forward Split will reduce the number of
relatively few shares. Specifically, as of October 1,     shareholders with small accounts and result in
2002, of Avaya's approximately 1,055,000 registered       significant cost savings for Avaya.
shareholders, approximately 858,000 held fewer than
30 shares of Common Stock, approximately 906,000
held fewer than 40 shares of Common Stock and
approximately 934,000 held fewer than 50 shares of
Common Stock in their accounts. Continuing to
maintain accounts for these shareholders, including
costs associated with required shareholder mailings,
will cost Avaya at least $3.7 million per year.
In addition, as of October 1, 2002, of Avaya's
approximately 1,931,000 shareholders holding
Common Stock in street name through a nominee
(i.e., a bank or broker), approximately 1,410,000 held
fewer than 30 shares of Common Stock,
approximately 1,537,000 held fewer than 40 shares
of Common Stock and approximately 1,611,000 held
fewer than 50 shares of Common Stock in their
accounts. Continuing to distribute required mailings
to these shareholders will cost Avaya at least an
additional $2.5 million per year.

                           Issue                                                     Solution
                           -----                                                     --------
In many cases it is prohibitively expensive for               The Reverse/Forward Split cashes out shareholders
shareholders with fewer than 30, 40, or 50 shares, as the     with small accounts without transaction costs such as
case may be, to sell their shares on the open market.         brokerage fees. However, if these shareholders do not
                                                              want to cash out their holdings of Common Stock,
                                                              they may purchase additional shares (either on the
                                                              open market or through The Bank of New York's
                                                              BuyDIRECTsm plan) to increase the number of shares
                                                              of Common Stock in their account to the Minimum
                                                              Number, or, if applicable, consolidate/transfer their
                                                              accounts into an account with at least the Minimum
                                                              Number of shares of Common Stock.

Structure of the Reverse/Forward Split

      The Reverse/Forward Split includes both a reverse stock split and a forward stock split of the Common Stock. If one of the three alternative Reverse/Forward Split transactions is approved by shareholders and implemented by the Board, the Reverse Split is expected to occur at 6:00 p.m. on the Effective Date and the Forward Split is expected to occur at 6:01 p.m. on the Effective Date. Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of Common Stock for each Minimum Number of shares of Common Stock held in his or her account at that time. If a registered shareholder holds the Minimum Number or more shares of Common Stock in his or her account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split. Any registered shareholder who holds fewer than the Minimum Number of shares of Common Stock in his or her account at the time of the Reverse Split (also referred to as a "Cashed-Out Shareholder") will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described below under "--Determination of Cash-out Price" at page [ ]. Immediately following the Reverse Split, all shareholders who are not Cashed-Out Shareholders will receive the Minimum Number of shares of Common Stock for every one share of Common Stock they held following the Reverse Split. We intend for the Reverse/Forward Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as "Cashed-Out Shareholders." However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees.

      In general, the Reverse/Forward Split can be illustrated by the following examples:

                Hypothetical Scenario                                          Result
                ---------------------                                          ------
Mr. Brown is a registered shareholder who holds 27     Instead of receiving a fractional share of Common
shares of Common Stock in his account prior to the     Stock immediately after the Reverse Split, Mr.
Reverse/Forward Split.                                 Brown's shares will be converted into the right to
                                                       receive cash. If the procedure described below under
                                                       "--Determination of Cash-out Price" resulted in a per
                                                       share price of $3 per share, Mr. Brown would receive
                                                       $81 ($3 x 27 shares).


------------
(sm)BuyDIRECT is a service mark of The Bank of New York.

                 Hypothetical Scenario                                               Result
                 ---------------------                                               ------
                                                          Note: If Mr. Brown wants to continue his investment
                                                          in Avaya, he can, prior to the Effective Date, buy at
                                                          least three more shares in the case of the 1-for-30
                                                          Reverse/30-for-1 Forward Split, 13 more shares in the
                                                          case of the 1-for-40 Reverse/40-for-1 Forward Split
                                                          and 23 more shares in the case of the 1-for-50
                                                          Reverse/50-for-1 Forward Split, and hold them in his
                                                          account. Mr. Brown would have to act far enough in
                                                          advance of the Reverse/Forward Split so that the
                                                          purchase is completed and the additional shares are
                                                          credited in his account by the close of business
                                                          (eastern time) on the Effective Date.

Ms. Green has two separate record accounts. As of         As described above, Ms. Green will receive cash
the Effective Date, she holds 26 shares of Common         payments equal to the cash-out price of her Common
Stock in one account and 25 shares of Common Stock        Stock in each record account instead of receiving
in the other. All of her shares are registered in her     fractional shares. Assuming a hypothetical cash-out
name only.                                                price of $3 per share, Ms. Green would receive two
                                                          checks totaling $153 (26 x $3 = $78; 25 x $3 = $75;
                                                          $78 + $75 = $153).

                                                          Note: If Ms. Green wants to continue her investment
                                                          in Avaya, she can consolidate or transfer her two
                                                          record accounts prior to the Effective Date into an
                                                          account with at least the Minimum Number of shares
                                                          of Common Stock. Alternatively, she can buy at least
                                                          four more shares for the first account and five more
                                                          shares for the second account, in the case of the 1-for-
                                                          30 Reverse/30-for-1 Forward Split, or at least 14
                                                          more shares for the first account and 15 more shares
                                                          for the second account, in the case of the 1-for-40
                                                          Reverse/40-for-1 Forward Split, or at least 24 more
                                                          shares for the first account and 25 more shares for the
                                                          second account, in the case of the 1-for-50 Reverse/
                                                          50-for-1 Forward Split, and hold them in her account.
                                                          She would have to act far enough in advance of the
                                                          Reverse/Forward Split so that the consolidation or the
                                                          purchase is completed by the close of business
                                                          (eastern time) on the Effective Date.

Mr. Blue holds 55 shares of Common Stock as of the        After the Reverse/Forward Split, Mr. Blue will
Effective Date.                                           continue to hold all 55 shares of Common Stock.

Mr. Orange holds 27 shares of Common Stock in a           Avaya intends for the Reverse/Forward Split to treat
brokerage account as of the Effective Date.               shareholders holding Common Stock in street name
                                                          through a nominee (such as a bank or broker) in the
                                                          same manner as shareholders whose shares are
                                                          registered in their names. Nominees will be instructed to
                                                          effect the Reverse/Forward Split for their beneficial
                                                          holders. However, nominees may have different
                                                          procedures and shareholders holding Common Stock in
                                                          street name should contact their nominees.

Background and Purpose of the Reverse/Forward Split

      Avaya has a shareholder base of approximately 3 million shareholders. This large base is principally the result of the spin-off of Avaya by its former parent, Lucent, on September 30, 2000. In connection with the spin-off, each Lucent shareholder received one share of Common Stock for each 12 shares of Lucent common stock held by such shareholder. This ratio, together with the fact that, at the time of the spin-off, Lucent was one of the most widely-held stocks listed on the New York Stock Exchange ("NYSE"), resulted in a very large number of Avaya shareholders and a very high proportion of Avaya shareholders with small holdings.

      As of October 1, 2002, approximately 858,000, 906,000 and 934,000 registered holders of Common Stock owned fewer than 30, 40 and 50 shares, respectively. At that time, these shareholders represented approximately 81%, 86% and 89%, respectively, of the total number of registered holders of Common Stock, but these accounts represented approximately only 1.9%, 2.3% and 2.6%, respectively, of the total number of outstanding shares of Common Stock. In addition, as of October 1, 2002, approximately 1,410,000, 1,537,000 and 1,611,000 shareholders holding Common Stock in street name through a nominee (i.e., a bank or broker) owned fewer than 30, 40 and 50 shares, respectively. At that time, these shareholders represented approximately 73.0%, 79.6% and 83.4%, respectively, of the total number of street name shareholders, but these accounts represented approximately only 3.9%, 5.1% and 5.9%, respectively, of the total number of outstanding shares of Common Stock.

      Avaya expects to benefit from substantial cost savings as a result of the Reverse/Forward Split. The cost of administering each registered shareholder's account is the same regardless of the number of shares held in that account. Therefore, Avaya's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In 2002, we expect that each registered shareholder will cost Avaya approximately $4.35 for transfer agent and other administrative fees as well as printing and postage costs to mail proxy materials and the annual report. In addition, in 2002, we expect that each shareholder holding shares in street name through a nominee (i.e., a bank or broker) will cost Avaya approximately $1.75 for administrative fees as well as printing and postage costs to mail proxy materials and the annual report. We expect that these costs will only increase over time.

      Moreover, the Reverse/Forward Split will provide shareholders with fewer than the Minimum Number of shares of Common Stock with a cost-effective way to cash out their investments, because Avaya will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. Otherwise, shareholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their stock. The Reverse/Forward Split will eliminate these problems for most shareholders with small holdings.

      In light of these disproportionate costs, the Board believes that it is in the best interests of Avaya and its shareholders as a whole to eliminate the administrative burden and costs associated with such small accounts. We expect that we will reduce the total cost of administering registered shareholder accounts by at least $3.7 million per year if we complete the Reverse/Forward Split. Furthermore, we expect that we will reduce the total cost of administering street name shareholder accounts by at least $2.5 million per year if we complete the Reverse/Forward Split.

      In connection with the authorization granted by shareholders at the 2002 Annual Meeting, the Board of Directors may decide to conduct one of the Reverse/Forward Splits described above on or prior to February 26, 2003 (see "--Summary" for more information). In addition, Avaya has in the past and may in the future pursue alternative methods of reducing its shareholder base, whether or not the Reverse/Forward Split is approved and implemented, including odd-lot tender offers and programs to facilitate sales by shareholders of odd-lot holdings. However, there can be no assurance that Avaya will decide to pursue any such transaction.

Effect of the Reverse/Forward Split on Avaya Shareholders

Registered Shareholders with Fewer than the Minimum Number of Shares of Common
Stock:

      If we complete the Reverse/Forward Split and you are a Cashed-Out Shareholder (i.e., a shareholder holding fewer than the Minimum Number of shares of Common Stock immediately prior to the Reverse Split):

      o You will not receive fractional shares of stock as a result of the Reverse Split in respect of your shares being cashed out.

      o Instead of receiving fractional shares, you will receive a cash payment in respect of your affected shares. See "--Determination of Cash-Out Price" at page [ ].

      o After the Reverse Split, you will have no further interest in Avaya with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in Avaya's assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares and you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

      o You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

      o As soon as practicable after the time we effect the Reverse/Forward Split, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

      o     If You Hold Book-Entry Shares:

            o Most of Avaya's registered shareholders hold their shares in book-entry form under the Direct Registration System for securities. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

            o If you are a Cashed-Out Shareholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

      o     If You Hold Certificated Shares:

            o If you are a Cashed-Out Shareholder with a stock certificate representing your cashed-out shares, you will receive a transmittal letter as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to Avaya's transfer agent, The Bank of New York, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to The Bank of New York, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "--Stock Certificates" below.

      o All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

      o You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

      NOTE: If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

      (1) purchase a sufficient number of shares of Common Stock (either on the open market or through The Bank of New York's BuyDIRECTsm plan) so that you hold at least the Minimum Number of shares of Common Stock in your account prior to the Reverse Split; or

      (2) if applicable, consolidate your accounts so that you hold at least the Minimum Number of shares of Common Stock in one account prior to the Reverse Split.

Registered Shareholders with the Minimum Number or More Shares of Common Stock:

      If you are a registered shareholder with the Minimum Number or more shares of Common Stock as of 6:00 p.m. on the Effective Date, we will first reclassify your shares into one-thirtieth (1/30), one-fortieth (1/40) or one-fiftieth (1/50), as the case may be, of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 6:01 p.m., we will reclassify your shares in the Forward Split into 30, 40 or 50 times, as the case may be, the number of shares you held after the Reverse Split, which will result in the same number of shares you held before the Reverse Split. As a result, the Reverse/Forward Split will not affect the number of shares that you hold if you hold the Minimum Number or more shares of Common Stock immediately prior to the Reverse Split. To illustrate, if we were to effect the 1-for-50 Reverse/50-for-1 Forward Split and you held 75 shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into 1.5 shares in the Reverse Split and then back to 75 shares in the Forward Split.

Street Name Holders of Common Stock:

      Avaya intends for the Reverse/Forward Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees.

Current and Former Avaya Employees and Directors:

      If you are a current or former employee or a director of Avaya, you may own Avaya restricted stock units and/or hold options to purchase Avaya stock through Avaya's stock plans. In addition, current and former employees may have invested in Common Stock under the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce or purchased Common Stock under the Avaya Employee Stock Purchase Plan.

      If you have invested in Common Stock under the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce, or if you have purchased Common Stock under the Avaya Employee Stock Purchase Plan, the Reverse/Forward Split will not affect your investment. In addition, the Reverse/Forward Split will not affect the number of options to acquire Common Stock or the number of restricted stock units you hold under Avaya's stock plans.

Determination of Cash-Out Price

      In order to avoid the expense and inconvenience of issuing fractional shares to shareholders who hold less than one share of Common Stock after the Reverse Split, under Delaware state law Avaya may either arrange for the sale of these fractional shares or pay cash for their fair value. If shareholders approve any of these proposals at the Annual Meeting and the Reverse/Forward Split is completed, the Board of Directors will elect either to arrange for Avaya's transfer agent to aggregate and sell these fractional shares of Common Stock on the open market, or to have Avaya pay cash for the fractional shares based on the trading value of the Common Stock that is cashed out. The Board will make this decision, in its sole discretion, prior to the Effective Date and will publicly announce its decision in a press release and post it on our website at http://www.avaya.com. The details of each of the Board's options and the manner of determining the cash-out price under each option are summarized in the following chart:

                          Option                                          Determination of Cash-Out Price
                          ------                                          -------------------------------
Arrange for the Sale of Fractional Shares on the            As soon as practicable after the Effective Date, the
Open Market: If this option is selected, the fractional     exchange agent will sell the aggregated fractional
shares of Common Stock of the Cashed-Out                    shares of the Cashed-Out Shareholders at the then
Shareholders will be aggregated and sold by Avaya's         prevailing prices on the open market. Sales will be
transfer agent, The Bank of New York, acting as an          executed on the NYSE in round lots to the extent
exchange agent on behalf of the Cashed-Out                  practicable. Avaya expects that the exchange agent
Shareholders.                                               will conduct the sale in an orderly fashion at a
                                                            reasonable pace and that it will take several days to
                                                            sell all of the aggregated fractional shares of
                                                            Common Stock. If the exchange agent attempts to sell
                                                            these shares too quickly, it could hurt the sales price
                                                            for the shares. There can be no assurance as to the
                                                            sales price that the exchange agent will receive for
                                                            the aggregated fractional shares.

                                                            After completing the sale of all the aggregated
                                                            fractional shares, the exchange agent will make a
                                                            cash payment (without interest) equal to each
                                                            Cashed-Out Shareholder's proportionate interest in
                                                            the net proceeds from the sale of the aggregated
                                                            fractional shares. Avaya will pay all of the
                                                            commissions and other out-of-pocket transaction
                                                            costs in connection with the sale. Until the proceeds
                                                            of the sale have been distributed, the transfer agent
                                                            will hold the proceeds in trust for the Cashed-Out
                                                            Shareholders. As soon as practicable after the
                                                            determination of the amount of cash to be paid in
                                                            place of fractional shares, the transfer agent will pay
                                                            the cash to the Cashed-Out Shareholders as described
                                                            above in "--Effect of the Reverse/Forward Split on
                                                            Avaya Shareholders."

Pay Cash for Fractional Shares: If this option is           The Cashed-Out Shareholders will receive a cash
selected, Avaya will pay cash for the fractional shares     payment in consideration of the shares they held
of Common Stock of the Cashed-Out Shareholders.             immediately prior to the Reverse Split in accounts with
                                                            fewer than the Minimum Number of shares of Common
                                                            Stock. This cash-out payment will be an amount per
                                                            share equal to the average of the closing prices per share of Common Stock on the NYSE for the period of ten
                                                            consecutive NYSE trading days ending on (and
                                                            including) the Effective Date, without interest.

      In the event the Board elects to have Avaya pay cash for the fractional shares of Cashed-Out Shareholders, Avaya may seek to obtain the funds for these payments through a public or private offering of debt or equity securities or through another financing transaction and, in such event, the completion of the Reverse/Forward Split will be contingent upon Avaya obtaining such financing on terms acceptable to the Board in its discretion. We cannot assure you that any such financings will be available to us on acceptable terms or at all.

Effect of the Reverse/Forward Split on Avaya

      The Reverse/Forward Split will not affect the public registration of the Common Stock with the SEC under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse/Forward Split will affect the continued listing of the Common Stock on the NYSE.

      The number of shares of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. On October 1, 2002, there were 364,143,440 shares of Common Stock issued and outstanding. If the Board elects to arrange for the sale of the Cashed-Out Shareholders' fractional shares on the open market, there will be no effect on the number of issued and outstanding shares of Common Stock. On the other hand, if the Board elects to have Avaya pay cash for the fractional shares of the Cashed-Out Shareholders, the total number of outstanding shares of Common Stock will be reduced by the number of shares held by the Cashed-Out Shareholders immediately prior to the Reverse Split. In the event the Board elects to have Avaya pay cash for the fractional shares of the Cashed-Out Shareholders and finance such payment with proceeds of an offering of Common Stock, any reduction in the total number of outstanding shares of Common Stock attributable to the Reverse/Forward Split would be offset by the issuance of Common Stock in connection with such offering.

      If the Board of Directors opts to have Avaya pay cash for the fractional shares of Common Stock of the Cashed-Out Shareholders, the total number of shares that will be cashed-out and the total cash to be paid by Avaya are unknown at this point in time. Also, we do not know what the average daily closing price per share of the Common Stock on the NYSE for the period of ten trading days ending on the Effective Date will be or, if applicable, what the net proceeds of the sale of the aggregate fractional shares by the exchange agent will be. However, by way of example, if the 1-for-30 Reverse/30-for-1 Forward Split had been completed as of October 1, 2002, when the average daily closing price per share of the Common Stock on the NYSE for the ten consecutive NYSE trading days then ended was $1.51, and the Board elected to have Avaya pay cash for the fractional shares of Cashed-Out Shareholders, then the cash payments that would have been issued to Cashed-Out Shareholders, including both registered and street name holders, would have been approximately $32 million. The actual amounts will depend on the number of Cashed-Out Shareholders on the Effective Date, which will vary from the number of such shareholders on October 1, 2002.

      The par value of the Common Stock will remain at $.01 per share after the Reverse/Forward Split.

Stock Certificates

      The Reverse/Forward Split will not affect any certificates representing shares of Common Stock held by registered shareholders owning the Minimum Number or more shares of Common Stock immediately prior to the Reverse Split. Existing certificates held by any of these shareholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate.

      Any Cashed-Out Shareholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to Avaya's transfer agent before they can receive cash payment for those shares.

Certain Federal Income Tax Consequences

      We have summarized below certain federal income tax consequences to Avaya and its shareholders resulting from the Reverse/Forward Split. This summary is based on U.S. federal income tax law existing as of the date of this Proxy Statement, and such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including but not limited to: shareholders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

      We believe that the Reverse/Forward Split will be treated as a tax-free "recapitalization" for federal income tax purposes. Further, completion of the Reverse/Forward Split is contingent upon the receipt of a private letter ruling from the Internal Revenue Service or an opinion of counsel (based upon certain representations and assumptions) that the Reverse/Forward Split will not adversely affect the tax-free status of Avaya's spin-off from Lucent.

Federal Income Tax Consequences to Shareholders who are not Cashed Out by the Reverse/Forward Split:

      If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/ Forward Split and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

Federal Income Tax Consequences to Cashed-Out Shareholders:

      The federal income tax consequences to Cashed-Out Shareholders will depend in part on whether the Board chooses to arrange for the sale of the Cashed-Out Shareholders' fractional shares on the open market or to have Avaya pay cash for these fractional shares directly. See "--Determination of Cash-Out Price" above. The tax consequences of these alternatives are discussed below.

Alternative 1. Avaya's Board Chooses to Arrange for Sale of the Fractional Shares on the Open Market.

   If you receive cash as a result of the Reverse/Forward Split, you will recognize capital gain or loss in an amount equal to the difference between the cash you received in the Reverse/Forward Split and your aggregate adjusted tax basis in the shares of Common Stock cashed out.

Alternative 2. Avaya's Board Chooses to have Avaya Pay Cash for the Fractional Shares Directly.

      If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Common Stock immediately after the Reverse/Forward Split, as explained below.

      a. Shareholders who Exchange all of their Common Stock for Cash as a Result of the Reverse/Forward Split

      If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) do not continue to hold any Common Stock immediately after the Reverse/Forward Split, and (3) are not related to any person or entity which holds Common Stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

      If you are related to a person or entity who continues to hold Common Stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

      o "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in Avaya resulting from the Reverse/ Forward Split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

      o "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse/Forward Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Common Stock owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Reverse/Forward Split.

      In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of Avaya's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

      b. Shareholders who both Receive Cash and Continue to Hold Common Stock Immediately after the Reverse/Forward Split

      If you both receive cash as a result of the Reverse/Forward Split and continue to hold Common Stock immediately after the Reverse/Forward Split, you generally will recognize gain, but not loss, in an amount equal to the lesser of
(1) the excess of the sum of the aggregate fair market value of your shares of Common Stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you continue to hold Common Stock immediately after the Reverse/Forward Split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of Common Stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/ Forward Split.

      Any gain recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or
(2) is a "substantially disproportionate redemption of stock" with respect to you. (Each of the terms in quotation marks in the previous sentence is discussed above under the heading "Shareholders who Exchange all of their Common Stock for Cash as a Result of the Reverse/Forward Split.") In applying these tests, you may possibly take into account sales of shares of Common Stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Avaya's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

      You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse/Forward Split, in light of your specific circumstances.

Appraisal Rights

      Shareholders do not have appraisal rights under Delaware state law or under Avaya's Restated Certificate of Incorporation or By-laws in connection with the Reverse/Forward Split.

Reservation of Rights

      We reserve the right to abandon the Reverse/Forward Split without further action by our shareholders at any time before the filing of the necessary amendments to Avaya's Restated Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our shareholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

      The completion of the Reverse/Forward Split is expressly contingent upon the receipt of a private letter ruling from the Internal Revenue Service or an opinion of counsel (based upon certain representations and assumptions) that the Reverse/Forward Split will not adversely affect the tax-free status of Avaya's spin-off from Lucent, as described under "--Certain Federal Income Tax Consequences" and, if the Board elects to have Avaya pay cash for the fractional shares held by the

Cashed-Out Shareholders, Avaya obtaining financing to complete the purchase of the fractional shares on terms acceptable to Avaya as described under "--Determination of Cash-Out Price."

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF AVAYA INC. TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, ONE OF THREE DIFFERENT REVERSE/FORWARD STOCK SPLITS.

                                   Proposal 5.
Directors' Proposal to Approve the Avaya Inc. 2003 Employee Stock Purchase Plan

      We are asking shareholders to approve the Avaya Inc. 2003 Employee Stock Purchase Plan (the "Plan"). The Plan allows employees to purchase Avaya Common Stock using payroll deductions. We are asking shareholders to approve the Plan so that employees may receive the special tax treatment provided by the Internal Revenue Code (the "Code").

      The Board of Directors has adopted the Plan subject to shareholder approval, with an effective date as of January 1, 2003; provided, however, that if shareholder approval of the Plan is not obtained at the Annual Meeting, then the Plan shall terminate immediately. The Plan provides for the issuance of up to 30 million shares of Common Stock. As of December 1, 2002, approximately 1.4 million shares remained available for issuance under the existing plan. A copy of the Plan has been filed electronically with the Securities and Exchange Commission with this Proxy Statement.

Summary of the Plan

      The purpose of the Plan is to provide employees of Avaya and designated subsidiaries with an opportunity to purchase Common Stock and, therefore, to have an additional incentive to contribute to the success of Avaya.

Administration

      The Employee Benefits Committee of Avaya's Board of Directors will administer the Plan. The committee will have full power to interpret the Plan, and its decisions will be final and binding upon all participants.

Term

      The Plan terminates March 1, 2006 (unless, of course, all shares of Common Stock available for issuance under the Plan are distributed pursuant to the terms of the Plan before March 1, 2006, in which case the Plan will terminate as of the date of the last purchase made under the Plan).

Eligibility

      Any employee of Avaya or any of certain designated subsidiaries will be eligible to participate in the Plan. However, no employee will be eligible to participate in the Plan if, immediately after the grant of an option to purchase stock under the Plan, that employee would own 5% or more of either the voting power or the value of all classes of stock of Avaya or of one of Avaya's subsidiaries. No employee's rights to purchase Avaya Common Stock pursuant to the Plan may accrue at a rate that exceeds $25,000 in market value of Common Stock per calendar year. As of October 1, 2002, approximately 17,500 Avaya employees, including 8 executive officers (which number does not include Mr. Markman, our former Group Vice President, Applications), would have been eligible to participate in the Plan.

Participation

      Under the Plan a participant must authorize payroll deductions, which may not exceed 10% of his or her eligible compensation. An employee's right to participate in the Plan will terminate when the employee's employment with the company or a designated subsidiary terminates.

      The Plan provides for monthly purchase periods. The Employee Benefits Committee may make a particular purchase period shorter or longer, but not longer than five years. The first day of each purchase period is referred to as the entry date, except that for people who elect to participate after that date, the entry date is the first day of the first purchase period beginning after their election. For ease of administration. the first purchase period during which the Plan is in existence shall extend from January 1, 2003 through February 28, 2003, such that no shares of Common Stock shall be purchased under the Plan unless and until shareholder approval of the Plan is obtained at the Annual Meeting. In the event that shareholders do not approve the Plan at the Annual Meeting and the Plan therefore terminates, any money collected from participants during the first purchase period under the Plan shall be returned to those participants.

      Each participant will automatically be granted an option to purchase shares of Common Stock on the last trading day of each purchase period. The option generally will expire at the end of the purchase period or upon termination of employment, whichever is earlier, but will be exercised at the end of each purchase period to the extent of the payroll deductions accumulated during that purchase period. In addition to the limitation described above, no participant will be permitted to purchase Common Stock under the Plan at a rate that exceeds $25,000 in fair market value of Common Stock for each calendar year.

Purchases

      Under the Plan, shares will be purchased monthly at a price equal to 85% of the fair market value of a share of Common Stock on the last trading day of the month.

      On December 5, 2002, the reported last sale price per share of Common Stock was $3.02. The number of shares of Common Stock a participant purchases in each purchase period will be determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price.

Termination of Employment

      If a participant dies, retires or otherwise terminates employment, his or her accumulated payroll deductions as of the date of death, retirement or other termination will be used to purchase shares on the applicable purchase date.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

      If during any purchase period the number of outstanding shares of Common Stock has increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of Avaya, or there has been any other change in the capitalization of Avaya, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spin-off or similar transaction, appropriate and proportionate adjustments may be made by the Board or a committee designated by the Board in the number and/or kind of shares which are subject to purchase, including, if the Board or that committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares that may be offered in the options will also be proportionately adjusted. No adjustments will be made for dividends paid in the form of stock.

Amendment and Termination

      The Board of Directors may terminate, suspend or amend the Plan at any time, except that the approval of more than 50% of the shares of Common Stock represented in person or by proxy and entitled to vote is required to amend the plan to reduce the price to be paid by participants on each purchase date under the Plan and to increase the number of shares of Common Stock reserved for issuance under the Plan.

Participant Elections

      A participant may increase, decrease or eliminate the periodic payroll deductions to his or her account for future periods by filing a new election at any time during a purchase period. The change shall become effective in accordance with the Employee Benefits Committee's rules and procedures for the next purchase period in which a payroll deduction under the Plan would otherwise occur.

New Plan Benefits

      Because benefits under the Plan depend on employees' elections to participate and the fair market value of Common Stock at various future dates, it is not possible as of the date that this Proxy Statement went to press to determine future benefits that will be received by executive officers and other employees if the Plan is approved by the shareholders. Non-employee directors are not eligible to participate in the Plan.

U.S. Federal Income Tax Consequences

      If shareholders approve the Plan as described above, the Plan, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable for United States federal income tax purposes to a participant until the shares purchased under the Plan are sold or otherwise disposed of.

      Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years after the last trading day of their purchase period, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of:

      (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

      (ii) an amount equal to 15% of the fair market value of the shares on the last trading day of their purchase period.

Any additional gain should be treated as long-term capital gain. If the sales price is less than the purchase price, then the participant shall not recognize any ordinary income and such excess shall be treated as a long-term capital loss.

      If the shares are sold or otherwise disposed of before the expiration of the required two-year holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

      Avaya is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the two-year holding period described above. In all other cases, no deduction is allowed to Avaya.

      The foregoing discussion is not intended to cover all tax consequences of participation in the Plan. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the Avaya Common Stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN.

                  II. CORPORATE GOVERNANCE AND RELATED MATTERS

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

      Our Board of Directors held a total of nine meetings during the fiscal year ended September 30, 2002. During fiscal 2002 all of our Directors attended 75% or more of the meetings of the Board and meetings of committees of the Board on which they served. Among the standing committees of the Board of Directors are the Audit Committee and the Corporate Governance and Compensation Committee, which, in addition to its other functions, acts as a nominating committee.

Audit Committee

      The members of the Audit Committee are Messrs. Leslie (Chairman) and Terracciano and Dr. Stanzione. The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. This committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. Both the independent auditors and the internal auditors regularly meet privately with this committee and have unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal auditors and our independent auditors, and it recommends to our Board of Directors the appointment of the independent auditors. In addition, among its other responsibilities, the Audit Committee reviews our accounting policies and our earnings releases.The Audit Committee held six meetings during fiscal 2002. See "--Audit Committee Information-Report of Audit Committee" on page [ ] for more information.

      Each of Messrs Leslie and Terracciano meets the NYSE independence requirements for membership on an audit committee. Dr. Stanzione, solely as result of his prior employment relationship with Lucent, our former parent (see "Proposals--Proposal 1. Directors' Proposal to Elect Directors-Information with respect to Nominees and Continuing Directors"), does not meet the NYSE requirement that in order to be "independent" an employee of a former parent or predecessor may not serve on a NYSE-listed company's audit committee for a three-year period following the earlier of (i) the separation of the company and the former parent or predecessor and (ii) the termination of the director's employment relationship with the former parent or predecessor. The NYSE rules provide, however, that notwithstanding the inability of a director to meet this requirement, such director may serve on the listed company's audit committee if the board of directors of the listed company determines, in its business judgment, that such director's service on the audit committee is in the best interests of the listed company and its shareholders. Consistent with these rules, our Board of Directors, in its business judgment, has determined that Dr. Stanzione's service on the Audit Committee is in the best interests of Avaya and its shareholders. In making this determination, the Board considered, among other things, Dr. Stanzione's ceasing to be a full-time employee of Lucent a year before his appointment to the Audit Committee, his substantial knowledge of Avaya's businesses and his operating experience and expertise in the industries relevant to Avaya's businesses.

Corporate Governance and Compensation Committee

      The members of the Corporate Governance and Compensation Committee are Messrs. Odeen and Zarrella and Dr. Stanzione, all of whom are non-employee Directors. Mr. Odeen became a member of the committee on October 25, 2002. The committee provides oversight and guidance in the development of compensation and benefit programs for all employees of the Company and administers management incentive compensation plans. The committee also establishes the compensation of officers and reviews the compensation of Directors. In addition, the committee reviews the composition of the full Board of Directors to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Along those lines, the committee recommends to our full Board of Directors nominees for election as Directors. This committee considers qualified candidates for Director suggested by shareholders in written submissions to our corporate secretary. Among its other responsibilities, the committee makes recommendations to our Board of Directors from time to time as to matters of corporate governance. The Corporate Governance and Compensation Committee held five meetings during fiscal 2002. Mr. Thomas served as Chairman of the Corporate Governance and Compensation Committee for fiscal 2002 prior to retiring as a Director of Avaya effective September 30, 2002.

How are Directors compensated?

      Upon becoming members of Avaya's Board, Directors generally receive inaugural grants of stock options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Mr. Zarrella, whose term as a director began on February 27, 2002, received an inaugural grant of an option to purchase 28,169 shares of our Common Stock at a price per share of $5.325. Mr. Terracciano, whose term as a director began on April 18, 2002, received an inaugural grant of an option to purchase 23,474 shares of our Common Stock at a price per share of $6.39. Mr. Odeen, whose term as a director began on October 25, 2002, received an inaugural grant of an option to purchase 87,719 shares of our Common Stock at a price per share of $1.71. Dr. Stern, whose term as a director began on December 2, 2002, received an inaugural grant of an option to purchase 48,701 shares of our Common Stock at a price per share of $3.08.

      For fiscal 2002, all Directors received an annual retainer of $100,000. The chair of each committee receives an additional annual retainer of $10,000. Directors do not receive separate meeting fees. Directors must elect to receive at least 50% of their retainers in our Common Stock or an option to purchase our Common Stock or a combination of Common Stock and an option. Any remaining amount may be paid in cash, but shall not exceed 50% of the retainer. If a Director elects to receive an option, the number of shares purchasable under the option will be determined pursuant to the following formula:

                                Dollar value of retainer taken as an option
  Number of shares = 3 X  ------------------------------------------------------
                          Fair market value of our Common Stock on date of grant

      The exercise price per share under the option will be the fair market value of a share on the date of grant. Options will generally become exercisable on the six-month anniversary of the date of grant and have a 10-year term. Directors may defer all or a portion of their retainers under our deferred compensation plan, except for the portion of their retainers that is in the form of stock options.

      We also provide non-employee Directors with travel accident insurance when traveling on our business. We do not provide a retirement plan or other perquisites for our Directors.

                           AUDIT COMMITTEE INFORMATION

      The following "Report of Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Avaya specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of Audit Committee

      The Audit Committee acts under a written charter adopted and approved by the Board of Directors. A copy of the charter was filed with the Securities and Exchange Commission in connection with the filing of our proxy statement for our 2002 annual meeting. The Audit Committee reviews Avaya's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Avaya's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from Avaya and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has also considered whether the independent auditors' provision of financial information systems design and implementation and other non-audit services to Avaya is compatible with the auditors' independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Avaya's Annual Report on Form 10-K for the year ended September 30, 2002, for filing with the SEC.

                                 Audit Committee

    Mark Leslie         Daniel C. Stanzione         Anthony P. Terracciano

Independent Auditor Information

Fees Billed to Avaya by PricewaterhouseCoopers LLP During Fiscal Year Ended September 30, 2002

      Audit Fees

      The aggregate fees billed to Avaya by the independent auditors, PricewaterhouseCoopers LLP ("PwC"), for professional services rendered in connection with the audit of Avaya's financial statements incorporated by reference in Avaya's Annual Report on Form 10-K for fiscal 2002, as well as for the review of Avaya's financial statements included in Avaya's Quarterly Reports on Form 10-Q during fiscal 2002 totaled $3.6 million.

      Financial Information Systems Design and Implementation Fees

      The aggregate fees billed to Avaya by PwC with respect to financial information systems design and implementation during fiscal 2002 totaled $359,000.

      All Other Fees

      The aggregate of all fees billed to Avaya by PwC during fiscal 2002 that are not described above totaled $1.8 million and these fees were primarily for tax and audit related services.

Independent Auditor Selection for Fiscal 2003

      PwC has been selected to serve as Avaya's independent auditors for the fiscal year ended September 30, 2003. Representatives of PwC are expected to be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      On October 2, 2000, the Company sold to Warburg Pincus Equity Partners, L.P. and certain affiliated investment funds (the "Warburg Pincus Entities") four million shares of the Company's Series B convertible participating preferred stock and warrants to purchase Common Stock for an aggregate purchase price of $400 million. On March 21, 2002, the Company completed a series of transactions pursuant to which the Warburg Pincus Entities (i) converted all four million shares of the Series B preferred stock into 38,329,365 shares of Common Stock based on a conversion price of $11.31 per share, which was reduced from the original conversion price of $26.71 per share, (ii) purchased an additional 286,682 shares of Common Stock by exercising a portion of the warrants at their original exercise price of $34.73 per share resulting in gross proceeds of approximately $10 million, and (iii) purchased 14,383,953 shares of Common Stock for $6.26 per share (the reported closing price of the Common Stock on the New York Stock Exchange on March 8, 2002), resulting in gross proceeds of approximately $90 million. Following the transactions described above, there were no shares of Series B preferred stock outstanding and, accordingly, the Series B preferred stock ceased accruing dividends. In addition to the shares of Common Stock owned by the Warburg Pincus Entities following the March 21, 2002 transactions described above, the Warburg Pincus Entities continued to hold warrants to purchase approximately 12.1 million additional shares of Common Stock with the exercise price of $34.73. Warrants exercisable for 6,724,665 shares of Common Stock expire on October 2, 2004 and warrants exercisable for 5,379,732 shares of Common Stock expire on October 2, 2005. For more information regarding the shares of common stock and warrants held by the Warburg Pincus Entities, see "Security Ownership of Certain Beneficial Owners and Management."

      Mr. Jeffrey A. Harris, a Director of Avaya from October 2, 2000 until March 21, 2002, was during that time a Member and Senior Managing Director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. Each of Warburg Pincus LLC and Warburg, Pincus & Co. is an affiliate of Warburg Pincus Equity Partners, L.P. Mr. Harris was designated for election to our Board of Directors by Warburg Pincus Equity Partners, L.P. and its affiliates pursuant to the terms of the October 2, 2000 equity investment described above. Mr. Henry B. Schacht, a Director of Avaya from September 30, 2000 until September 30, 2002, was during that time on a leave of absence as a managing director and senior advisor of Warburg Pincus LLC.

      The Warburg Pincus Entities relinquished the right to nominate a representative to the Board of Directors as part of the March 2002 transaction described above and obtained the right to nominate a director who was independent of the Warburg Pincus Entities' and was reasonably acceptable to our Board of Directors. In April 2002, the Warburg Pincus Entities exercised that contractual right. Accordingly, Mr. Terracciano was appointed to Avaya's Board of Directors as the Warburg Pincus Entities' nominee. Mr. Terracciano may be entitled to indemnification by affiliates of the Warburg Pincus Entities against certain liabilities that he may incur as a result of serving as a Director of Avaya. Mr. Schacht and Mr. Harris may be entitled to similar indemnification by affiliates of the Warburg Pincus Entities with respect to the periods when they were Directors of Avaya.

      Prior to September 30, 2000, Avaya operated as a division of Lucent. Some of our Directors and executive officers own Lucent common stock and vested Lucent options. Ownership of Lucent common stock and Lucent options by our Directors and executive officers could create, or appear to create, potential conflicts of interest when faced with decisions that affect both Lucent and Avaya.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our Directors and persons who own more than 10% of a registered class of Avaya's equity securities to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the applicable executive officers and our Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the fiscal year ended 2002, except that, as a result of an internal miscommunication at Avaya, (i) a Form 4 was late in being filed for Mr. Charles Peiffer to reflect his participation in the offer to exchange certain outstanding stock options for restricted stock units conducted by Avaya on July 31, 2001 and (ii) a Form 4 was late in being filed for Mr. Peterson to reflect his receipt of shares of Avaya Common Stock as a result of the conversion of certain Lucent shares that he owned at the time of the spin-off and his purchase of 100 shares of Avaya Common Stock on the open market.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Harris, a Director of Avaya from October 2, 2000 until March 21, 2002, was during that time a Member and Senior Managing Director of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co., where he has been employed since 1983. Mr. Harris was designated for election to our Board of Directors by Warburg Pincus Equity Partners, L.P. and its affiliates pursuant to the terms of the October 2, 2000 equity investment described under "--Certain Relationships and Related Party Transactions" and may have been entitled to indemnification by affiliates of the Warburg Pincus Entities against certain liabilities that he may have incurred as a result of serving as a Director of Avaya. Mr. Schacht, a Director of Avaya from September 30, 2000 until September 30, 2002, was during that time on a leave of absence as a managing director and senior advisor of

Warburg Pincus LLC. and may have been entitled to indemnification by affiliates of the Warburg Pincus Entities against certain liabilities that he may have incurred as a result of serving as a Director of Avaya. See "--Certain Relationships and Related Party Transactions" for more information.

       III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Set forth in the following table is the beneficial ownership of Common Stock as of October 1, 2002 (or such other date as provided below) for our Directors, the executive officers listed in the Summary Compensation Table, Directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

                                                                                                     Percent of
                                                                                                    Outstanding
                                                                                                       Shares
                                                                         Our Common Stock           Beneficially
Name                                                                    Beneficially Owned             Owned
----                                                                    ------------------             -----
Warburg Pincus Equity Partners, L.P. .......................                65,154,397(1)               17.89%
 466 Lexington Avenue, 10th Floor
 New York, New York 10017-3147
Brandes Investment Partners, L.P. ..........................                42,832,214(2)               11.76%
 11988 El Camino Real, Suite 500
 San Diego, California 92130
Dodge & Cox ................................................                32,008,095(3)                8.79%
 One Sansome St., 35th Floor
 San Francisco, California 94104
Donald K. Peterson .........................................                 2,684,767(4)(5)(6)             *
Garry K. McGuire, Sr. ......................................                   618,087(4)                   *
Steven Markman .............................................                   196,138(4)                   *
Michael A. Dennis ..........................................                   620,930(4)                   *
Michael Thurk ..............................................                     3,755                      *
Mark Leslie ................................................                    70,217(4)(7)                *
Daniel C. Stanzione ........................................                    72,475(4)(6)                *
Anthony P. Terracciano .....................................                   100,422(4)                   *
Ronald Zarrella ............................................                    38,095(4)(6)                *
Directors and executive officers as a group, including those
  named above (13 Persons) .................................                 6,365,822(4)(5)(8)          1.75%

------------
*     Indicates less than 1%.

(1) The shareholder is Warburg Pincus Equity Partners, L.P., including three affiliated partnerships. Warburg, Pincus & Co. is the sole general partner of Warburg Pincus Partners, L.P., which is managed by Warburg Pincus LLC. The amount indicated in the table above represents (i) an aggregate of 53,000,000 shares of Common Stock acquired as a result of the March 21, 2002 transactions with the Warburg Pincus Entities, (ii) 12,104,397 shares of Common Stock issuable upon the exercise of warrants held by such investors and (iii) 50,000 shares of Common Stock purchased by the Warburg Pincus Entities on the open market. Pursuant to the terms of the Rights Agreement dated as of September 29, 2000, as amended, between Avaya Inc. and The Bank of New York, as Rights Agent, the shares of Common Stock issuable to the Warburg Pincus Entities upon the exercise of the warrants are not included in the calculation for determining whether or not the 15% threshold set forth in the Rights Agreement has been exceeded. The amount indicated in the table above does not include vested options to purchase 92,043 shares of Common Stock received by Mr. Harris in his capacity as a former Director of Avaya. Please see "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions" for more information.

(2) Represents ownership as of March 31, 2002, according to the Schedule 13G/A filed by Brandes Investment Partners, L.P. and other related parties on April 15, 2002.

(3) Represents ownership as of March 31, 2002, according to the Schedule 13G/A filed by Dodge & Cox on April 9, 2002.

(4) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of October 1, 2002 pursuant to stock options awarded under Avaya stock plans:

   o Donald K. Peterson ............  2,212,296  o Daniel C. Stanzione .............     45,716
   o Garry K. McGuire, Sr. .........    600,000  o Anthony P. Terracciano ..........     70,422
   o Steven Markman ................    195,138  o Ronald Zarrella .................     28,169
   o Michael A. Dennis .............    600,606  o Directors and executive
   o Mark Leslie ...................     56,786      officers as a group ...........  5,671,001

The number of stock options indicated for Mr. Markman includes options accelerated as a result of the termination of his employment as of September 30, 2002.

(5) Includes beneficial ownership of the following numbers shares of Common Stock underlying restricted stock units that may be acquired within 60 days of October 1, 2002:

         o Donald K. Peterson ..................................    456,943
         o Directors and executive officers as a group .........    473,117

(6) 8,960, 9,659 and 9,926 of the shares indicated are held in deferred share accounts for each of Messrs. Peterson, Stanzione and Zarrella, respectively, under our deferred compensation plan.

(7) Includes 13,431 shares owned by family trusts and foundations in which Mr. Leslie disclaims any beneficial ownership, except to the extent of his pecuniary interests therein.

(8) The table includes securities owned by Mr. Markman, who ceased being Group Vice President, Applications on September 30, 2002. Excluded from the table is the security ownership of Mr. Odeen and Dr. Stern, who became Directors of Avaya effective October 25, 2002 and December 2, 2002, respectively. As of October 25, 2002, Mr. Odeen may be deemed to own beneficially 10,000 shares of Common Stock. As of December 2, 2002, Dr. Stern may be deemed to own beneficially 18 shares of Common Stock, which shares are held in a family trust of which Dr. Stern is the trustee and for which Dr. Stern disclaims any beneficial ownership, except to the extent of her pecuniary interest therein, if any. The shares of Common Stock beneficially owned by Mr. Odeen and Dr. Stern as of the dates indicated above each represented less than 1% of the outstanding shares of Common Stock as of October 1, 2002.

                IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following "Report on Executive Compensation" and "Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Avaya specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

General

      The Corporate Governance and Compensation Committee of the Board of Directors (the "Committee") is comprised solely of non-employee Directors. The Committee is responsible for providing oversight and guidance in the development of compensation and benefit programs for all employees of the company and establishing and administering Avaya's executive compensation programs. In addition, matters relating to the administration of the Avaya Inc. 2000 Long Term Incentive Plan or otherwise to the grant of options to purchase Avaya's stock or any performance-based executive compensation to Avaya's executives are considered and acted upon by the Committee.

Compensation Philosophy

      Avaya's compensation philosophy is designed to support Avaya's primary objective of creating value for its shareholders. The Committee believes that the following compensation strategies for Avaya's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

      o Attract and Retain Talented Executives--Avaya provides compensation and benefit programs that are competitive relative to similar positions at similarly sized companies in comparable industries.

      o Emphasize Pay for Performance--Our compensation and benefits programs are supplemented by opportunities for significant upside when both Avaya and the individual achieve high levels of performance relative to pre-established objectives. Good individual and company performance results in competitive compensation. Superior individual and company performance results in commensurate compensation.

Compensation Programs

      The following are summary descriptions of Avaya's compensation programs for executive officers, including the CEO:

Base Salary

      Avaya's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance. To do so, the Committee takes into account the competitive market data for similar positions at similar sized companies in comparable industries.

      The performance of each executive officer is reviewed semi-annually. Base salaries are generally reviewed annually. Consideration of salary adjustments is based on competitive market data, individual performance and industry information. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

Bonus Plan

      Cash bonus opportunities for executive officers are based upon corporate and individual performance during each six-month performance period. For each of the six-month performance periods in fiscal 2002, corporate performance was based on Avaya's return on sales and revenue growth. The assessment of an executive officer's individual performance generally will be based on factors including their contribution toward financial performance (including revenue and expense), people management and process improvement. Corporate objectives must be achieved before bonuses can be considered. For each of the six-month performance periods in fiscal 2002, Avaya's performance fell short of our objectives and no cash bonus was paid.

Equity-Based Program

      Avaya's equity-based awards consist principally of stock options and restricted stock unit awards that are granted from time to time under the Avaya Inc. 2000 Long Term Incentive Plan. These equity-based awards are designed to align management interests with those of shareholders. Stock option awards provide executive officers with upside opportunity for improving Avaya's stock price. Restricted stock unit awards are granted to enhance the retention value for our executive officers.

      The Committee structures the size of awards by balancing the interests of shareholders with the need to provide an attractive program. The aggregate proportion of equity-based awards to be granted to executive officers, relative to all other company employees, is based on the practices of similarly sized companies in our industry. The Committee bases individual grants of equity-based awards on various factors, including demonstrated sustained performance and each executive officer's ability to contribute to Avaya's future success.

      In fiscal 2002, all stock options awarded have a term of seven years. Stock options awarded to executive officers prior to April 2002 vest in equal annual installments on the first, second, and third anniversary of the grant date. Beginning with awards made in April 2002, stock option grants to executive officers vest one-third on the first anniversary of the date of grant and in equal monthly installments thereafter until the award is fully vested on the third anniversary of the date of grant. All restricted stock unit awards granted in fiscal 2002 vest fifty percent on the third anniversary of the date of grant and 100% on the fourth anniversary of the date of grant.

CEO Compensation

      Mr. Peterson's compensation for fiscal 2002 consisted of base salary, bonus opportunity, and equity compensation in the form of stock options and restricted stock units. When determining the components of Mr. Peterson's compensation for fiscal 2002, the Committee gave consideration to Chief Executive Officer compensation in other publicly owned and similarly sized companies in comparable industries.

      Effective October 1, 2001, Mr. Peterson's base salary increased from $900,000 to $940,000. Mr. Peterson's salary increase was approved by the Committee during the annual review process and reflected updated market data of chief executive officers at comparable companies and Mr. Peterson's performance during the twelve-month period ending September 30, 2001.

      The annual target award for Mr. Peterson's bonus is set at 125% of his base salary. Mr. Peterson's cash bonus opportunity was based on Avaya's revenue growth, return on sales, and his performance against individual objectives. As discussed above, company performance objectives must be achieved before bonuses can be considered. Therefore, Mr. Peterson did not receive a cash bonus award for either of the six-month performance periods in fiscal 2002.

      Consistent with our equity-based program as stated above, Mr. Peterson was granted 400,000 stock options, with an exercise price equal to the market price on the date of grant, and 80,000 restricted stock units during fiscal 2002.

      Interest continued to accrue on (i) the special deferred compensation account held for the benefit of Mr. Peterson relating to the employment agreement that he entered into with AT&T and that was subsequently assumed by Avaya and (ii) the other deferred compensation accounts that were assumed by Avaya in connection with the spin-off from Lucent. See "Executive Compensation and Other Information--Employment Contracts, Termination of Employment and Change in Control Arrangements--Employment, Separation and Other Arrangements--Arrangements with Mr. Peterson."

      The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. Avaya's policy is to have all compensation fully deductible; however, Avaya reserves the right to pay compensation that is not deductible if it is in the best interests of Avaya. The Committee and Avaya have carefully considered the impact of these tax laws and have taken certain actions intended to preserve Avaya's tax deduction with respect to any affected compensation.

      The Committee feels confident that our pay programs have aligned with our compensation philosophy while appropriately balancing the business environment with the need to effectively attract and retain a high caliber management team.

                 Corporate Governance and Compensation Committee

                  Daniel C. Stanzione          Ronald Zarrella

                                PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                         AMONG AVAYA INC., S&P 500 INDEX
                    AND S&P 500 INFORMATION TECHNOLOGY INDEX

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                        9/18/00   9/30/00   12/31/00   3/31/01   6/30/01   9/30/01   12/31/01   3/31/02   6/30/02   9/30/02
Avaya Inc. .........    $100.00   $111.89    $50.30     $63.41   $66.83    $48.29     $59.27    $36.00    $24.15    $ 6.98
S&P 500 ............    $100.00   $ 99.45    $91.40     $80.33   $84.76    $72.06     $79.48    $79.43    $68.52    $56.44
S&P 500
Information
Technology .........    $100.00   $ 92.93    $61.88     $45.91   $51.58    $34.04     $45.86    $42.43    $31.38    $23.42


                        9/18/00   9/30/00   12/31/00   3/31/01   6/30/01   9/30/01   12/31/01   3/31/02   6/30/02   9/30/02
                        -------   -------   --------   -------   -------   -------   --------   -------   -------   -------
Avaya Inc. .........    $100.00   $111.89    $50.30     $63.41   $66.83    $48.29     $59.27    $36.00    $24.15    $ 6.98
S&P 500 ............    $100.00   $ 99.45    $91.40     $80.33   $84.76    $72.06     $79.48    $79.43    $68.52    $56.44
S&P 500
Information
Technology .........    $100.00   $ 92.93    $61.88     $45.91   $51.58    $34.04     $45.86    $42.43    $31.38    $23.42

------------
* Assumes $100.00 invested on September 18, 2000 in each referenced group with reinvestment of dividends.

      The Performance Graph is presented for the period beginning the time at which Avaya became a publicly traded company and ending on September 30, 2002. Historical stock performance during this period may not be indicative of future stock performance.

          Equity Compensation Plan Information as of September 30, 2002

      The Company maintains the Avaya Inc. Broad-Based Stock Option Plan, the Avaya Inc. Long Term Incentive Plan for Management Employees ("the Management Plan"), the Avaya Inc. 2000 Long Term Incentive Plan, the Avaya Inc. 2000 Employee Stock Purchase Plan (the "2000 ESPP"), and the Avaya Inc. 2000 Stock Compensation Plan for Non-Employee Directors, pursuant to which it may grant equity awards to eligible persons.

      The following table gives information about equity awards under the Company's above-mentioned Plans. Information about the proposed 2003 Employee Stock Purchase Plan is not included in the table below and instead can be found under "Proposals--Proposal 5."

                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                       Weighted-Average      Future Issuance Under
                                          Number of Securities to     Exercise Price of       Equity Compensation
                                          be Issued upon Exercise        Outstanding           Plans (Excluding
                                          of Outstanding Options,     Options, Warrants     Securities Reflected in
Plan Category                             Warrants and Rights (a)       and Rights (b)            Column (a))
-------------                             -----------------------       --------------            -----------
Equity compensation plans approved
  by shareholders(1) .................          34,816,698                 12.3963                44,555,263(2)(3)
Equity compensation plans not
  approved by shareholders(4) ........             386,716(5)              13.4546                        --
    Total ............................          35,203,414                 12.4079                44,555,263

      (1) In connection with the spin-off of Avaya by Lucent on September 30, 2000, Avaya assumed certain stock options granted to Avaya employees through Lucent plans, pursuant to which such stock options are exercisable for 9,880,048 shares of Avaya Common Stock. These options have a weighted average exercise price of $26.4689 per share. In addition to options, there is an aggregate of 1,199,366 shares representing outstanding assumed restricted stock unit awards vesting through 2004. No further awards will be made under these assumed plans. Statistics regarding the assumed options and restricted stock units are not included in the above table.

      (2) The Management Plan incorporates a formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the Management Plan will increase by a number of shares equal to 5% of the outstanding shares on December 31 of the preceding year. The Management Plan terminates on October 1, 2007.

      (3) This amount includes an aggregate of 3,171,001 shares representing outstanding restricted stock unit awards vesting through 2006 and 2,423,379 shares remaining available for purchase under the 2000 ESPP.

      (4) In February 2001, the Company acquired VP Net Technologies, Inc. and assumed stock options under the VPNet Technologies, Inc. 1996 Stock Option Plan pursuant to which such stock options are exercisable for 517,435 shares of Avaya Common Stock. These options have a weighted average exercise price of $6.3454 per share. No further awards will be made under the VPNet plan. Statistics regarding the assumed options are not included in the above table.

      (5) This figure reflects discretionary grants made to Non-Employee Directors of the Company under individual agreements not pursuant to a stock option plan of the Company. These grants were made to attract and retain qualified persons who are not employees of the Company for service as members of the Board of Directors by providing such members with an interest in the Company's success and progress. The awards are ten-year term non-qualified options to purchase Common Stock. The price of the options is the fair market value on the date the options are granted. The options become exercisable six months from the date of grant. The grants provide for acceleration of vesting of awards in the event of a change in control.

                                  PENSION PLANS

      Avaya has adopted a non-contributory pension plan that covers salaried employees, including the executives. Additionally, we have adopted a non-contributory supplemental pension plan. The following is a summary description of the terms of our pension plan and our supplemental pension plan.

      Participants were given full credit under our pension plan for service and compensation accrued prior to the separation from Lucent under the Lucent pension plan. The Avaya Inc. Pension Plan for Salaried Employees was established on October 1, 2000 and it has two separate programs, the Service Based Program and Account Balance Program.

      For employees hired prior to 1999, the Service Based Program provides for annual pensions computed on a modified career average pay equal to 1.4% of the sum of the individual's:

      o average annual pay for the five years ending December 31, 1998, excluding the annual bonus award paid in December 1997, times the number of years of service prior to January 1, 1999;

      o     pay subsequent to December 31, 1998; and

      o     annual bonus award paid in December 1997.

      Employees must be at least age 55 with at least 15 years of service to become eligible for retirement. Furthermore, if the sum of an employee's age and service is not at least equal to 80 years, a 3% reduction per year will be applied to the pension amount.

      For employees hired after 1998 or attained through acquisitions, the Account Balance Program was established. The Account Balance Program is a cash balance pension plan type, which adds age-based pay credits and interest credits to an employee's account annually. The age-based pay credits range from 3% to 10%. Interest credit is determined annually and will be no less than 4%, but no greater than 10%.

      Pension amounts under our pension plan are not subject to reductions for Social Security benefits or other offset amounts. Average annual pay includes base salary and annual pensionable bonus awards. However, federal laws place limitations on compensation amounts that may be included under this plan. In 2002, up to $200,000 in eligible base salary and annual pensionable bonus could be included in the calculation under this plan.

      Pension amounts based on our pension plan formula, which exceed the applicable limitations, are paid under our supplemental pension plan. Compensation and pensionable benefit amounts, which exceed the applicable federal limitations, including amounts related to bonus awards, are taken into account under our supplemental pension plan. This plan is a non-contributory plan, and will use the same formula and eligibility rules as our pension plan to provide supplemental pension benefits to our salaried employees, including our executives.

      In addition to paying for pension benefits above the applicable IRS limitations, our supplemental pension plan will also provide executives and other eligible employees with minimum pensions. Eligible retired executive officers and surviving spouses may receive an annual minimum pension equal to 15% of the sum of final base salary plus annual pensionable bonus awards. This minimum pension is offset by amounts received by plan participants from pensions under all our pension plans.

      Pursuant to the terms of an arrangement provided by AT&T and assumed by Lucent, and at the time of our separation from Lucent, by Avaya, Mr. Peterson is also entitled to a supplemental pension benefit under our supplemental pension plan. This benefit is available to certain salaried employees who were hired generally at or over age 35 and who terminate with at least five years service at an employment level defined in the supplemental plan. This plan provides additional pension credits equal to the difference between age 35 and the maximum possible years of service attainable at age 65, but not to exceed actual net credited service, at one-half the rate in our pension plan.

      As of September 30, 2002, the estimated annual benefits payable upon retirement at normal retirement age (65) for each of the executive officers listed in the Summary Compensation Table was as follows:

Name                                          Age 65 Annuity(1)
----                                          -----------------
Donald K. Peterson .....................         $847,918
Garry K. McGuire, Sr. ..................         $120,677
Steven Markman .........................         $  7,038(2)
Michael A. Dennis ......................         $381,033
Michael Thurk ..........................         $188,030

------------
(1) Amounts indicated assume (i) a 4% annual growth rate in salaries listed in the Summary Compensation Table and (ii) short-term incentive payments for years beyond fiscal 2002 at target levels.

(2) Mr. Markman's employment with Avaya terminated as of September 30, 2002. As a result, the amount indicated represents the growth of his account balance based on interest earnings.

      It is anticipated that some of our non-qualified executive benefit plans will be supported by a benefits protection trust, the assets of which will be subject to the claims of our creditors. In the event of a change in control or a potential change in control of Avaya, certain additional funds might be required to be contributed to such trust to support benefits under such plans.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

Employment, Separation and Other Arrangements

Arrangements with Mr. Peterson

      The employment agreement entered into by Mr. Peterson and AT&T in 1995, and subsequently assumed by Lucent, required Lucent to establish a special deferred compensation account in the amount of $190,000. In connection with our separation from Lucent, we assumed Lucent's obligations under Mr. Peterson's employment agreement. Interest is compounded as of the end of each calendar quarter for as long as any sums remain in the account, and the quarterly rate of interest applied at the end of any calendar quarter through June 30, 2002 was one-quarter of the average 30-year Treasury note rate for the previous quarter. The quarterly rate of interest applied at the end of any quarter commencing after June 30, 2002 has been set by the Board at one-quarter of the average 10-year U.S. Treasury note rate for the previous quarter plus one-quarter of ..25%, because the 30-year Treasury note has been discontinued and, over the last seven years, the newly approved rate has approximately equaled the performance of the 30-year Treasury note. All amounts credited to the account vested in October 1999 and are payable at Mr. Peterson's request (with a reduction in the amount payable equal to six percent of the amount requested) or following Mr. Peterson's termination of employment with us.

      In addition to the amount Mr. Peterson has in his deferred account as described above, Mr. Peterson also has a cash balance in three other deferred compensation accounts that were assumed by Avaya in connection with the spin-off from Lucent. The balances in these unfunded accounts continue to earn interest on a quarterly basis using interest rates established by AT&T and subsequently by Lucent. The first account earns interest at a rate equal to the 10-year Treasury note rate plus 5% and the second account earns interest at a rate equal to 120% of the 10-year Treasury note rate. The third account earns interest using either the 10-year Treasury note rate plus 5% or 120% of the 10-year Treasury note rate, depending upon when the compensation was deferred. Amounts are payable in installments upon termination of employment or retirement as elected by Mr. Peterson prior to deferral. Mr. Peterson may also, at any time, elect to receive a distribution of all or any balance in these accounts with a reduction in the amount paid equal to six percent of the amount requested.

Separation Agreement with Mr. Markman

      Pursuant to a separation agreement between Mr. Markman and Avaya, Mr. Markman, whose employment terminated effective September 30, 2002, will receive two post-employment payments, less applicable withholdings: $501,000 on or before October 30, 2002, and $640,313 on or about January 1, 2003.

Change in Control Arrangements

Incentive Plans

      Avaya Inc. 2000 Long Term Incentive Plan

      The Avaya Inc. 2000 Long Term Incentive Plan generally provides that, unless our Corporate Governance and Compensation Committee determines otherwise at the time of grant with respect to a particular award, in the event of a "change in control": (i) any options and stock appreciation rights outstanding as of the date the change in control is determined to have occurred will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any restricted stock awards will lapse; (iii) all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and such other stock unit awards or other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

      The plan defines "change in control" to mean, generally: (i) an acquisition by any individual, entity or group (other than an acquisition directly from Avaya) of beneficial ownership of 20% or more of either the then-outstanding shares of our Common Stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of Directors; (ii) a change in the composition of a majority of our Board of Directors which is not supported by our current Board of Directors; (iii) subject to certain exceptions, the approval by the shareholders of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets of or, if consummation of such corporate transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation; or (iv) the approval of the shareholders of our complete liquidation or dissolution.

      Avaya Inc. Deferred Compensation Plan

      Unless a contrary advance election is made, amounts deferred under the Avaya Inc. Deferred Compensation Plan will be paid in a lump sum as soon as practicable following a "change in control." The definition of "change in control" for the purposes of the Deferred Compensation Plan is substantially similar to the definition used for the Avaya Inc. 2000 Long Term Incentive Plan. See "--Avaya Inc. 2000 Long Term Incentive Plan" above.

Severance Agreements

      Avaya entered into agreements with each of Messrs. Peterson, McGuire, Markman and Dennis effective September 1, 2001, and with Mr. Thurk effective January 10, 2002, providing for certain severance benefits in the event of the termination of the employment of such executive officer following a change in control. Under each agreement, severance is payable upon a company-initiated termination or a termination initiated by the applicable executive officer with good reason within two years following a change in control. The definition of "good reason" includes a reduction in that executive officer's compensation, substantial change in that executive officer's work location or a material reduction in that executive officer's duties and responsibilities. The definition of change in control is substantially similar to the definition used for the purposes of the Avaya Inc. 2000 Long Term Incentive Plan. See "--Incentive Plans--Avaya Inc. 2000 Long Term Incentive Plan" above.

      The agreements provide that Mr. Peterson shall be entitled to a severance benefit equal to three times the sum of his annual base salary and target bonus, while each of the other executive officers shall be entitled to two times the sum of their respective annual base salaries and target bonuses. In addition, these executive officers are entitled to continuation of medical and life insurance and a pension enhancement payment for the period of severance. The company will also generally pay to these executive officers an amount covering any excise tax on these benefits.

      Each of the agreements has an initial term of two years and will renew automatically each year thereafter unless terminated by our Board of Directors.

Involuntary Separation Plan

      The Avaya Involuntary Separation Plan for Senior Officers, effective October 13, 2001, is designed to provide a specific payment and certain benefit enhancements to eligible "Senior Officers" of Avaya and its affiliated companies and subsidiaries in the event that their employment is involuntarily terminated under certain conditions. Eligible "Senior Officers" include all senior officers who report directly to the CEO who are designated "At Risk" under the Avaya Force Management Program Guidelines, and the CEO is not included as a participant in this plan. A Senior Officer is "At Risk" if there is a company initiated termination other than for "cause," which is defined as: (i) conviction, including a plea of guilty or nolo contendere) of a felony or any crime of theft, dishonesty or moral turpitude; or (ii) gross omission or gross dereliction of any statutory or common law duty of loyalty to Avaya; or (iii) any other violation of Avaya's Code of Conduct. "At Risk" does not include any termination that is caused by or results from a change in control of Avaya. In the event that a "Senior Officer" is involuntarily terminated by the company other than for "cause," that "Senior Officer" is entitled to receive under the plan, upon executing a termination agreement and release, 150% of his final annual base salary, along with certain other benefits to continue for a period of time post-closing, including, but not limited to, certain medical benefits, financial counseling and outplacement services.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation paid by us for services rendered in all capacities during the last fiscal year(1) to our Chief Executive Officer and our other four most highly compensated executive officers.

                                                      Annual Compensation
                                      ----------------------------------------------------
                                                                            Other Annual
                                        Salary             Bonus            Compensation
                                Year      ($)               ($)                  ($)
                               ------ ---------- ------------------------ ----------------
Donald K. Peterson, .......... 2002    940,000                 --              101,747(5)
Chairman of the Board,         2001    900,000            947,969(4)           146,276(5)
President and Chief
Executive Officer

Garry K. McGuire, Sr., ....... 2002    450,000                 --               73,612(5)
Chief Financial Officer        2001    425,000            287,333(4)            67,171(5)
and Senior Vice President,
Operations

Steven Markman, .............. 2002    375,000          1,241,313(10)           36,096(5)
Group Vice President,          2001    149,519            250,000(4)(10)         7,000(5)
Applications (2)

Michael A. Dennis, ........... 2002    375,000                 --               57,663(5)
Group Vice President,          2001    350,000            254,563(4)            68,640(5)
Services

Michael Thurk, ............... 2002    311,594            230,000(11)           14,567(5)
Group Vice President,
Converged Systems and
Applications (3)

                                     Long-term Compensation Awards
                               -----------------------------------------
                                           Awards               Payouts
                               ------------------------------- ---------
                                   Restricted      Securities
                                      Stock        Underlying     LTIP              All Other
                                    Award(s)         Options    Payouts            Compensation
                                       ($)             (#)        ($)                  ($)
                               ------------------ ------------ --------- -------------------------------
Donald K. Peterson, ..........        504,800(6)     400,000      --               22,580(8)(9)(13)
Chairman of the Board,              2,910,938(7)   3,000,000      --               18,701(8)(9)
President and Chief
Executive Officer

Garry K. McGuire, Sr., .......        157,750 (6)    150,000      --                5,825(8)(13)
Chief Financial Officer               691,179(7)     900,000      --                4,036(8)
and Senior Vice President,
Operations

Steven Markman, ..............        126,200(6)     125,000      --                6,750(8)(13)
Group Vice President,               1,543,000(7)     400,000      --                2,270(8)
Applications (2)

Michael A. Dennis, ...........        126,200(6)     125,000      --               28,412(8)(12)(13)
Group Vice President,                 582,188(7)     900,000      --                4,022(8)
Services

Michael Thurk, ...............        945,250(6)     400,000      --                3,463(8)(13)
Group Vice President,
Converged Systems and
Applications (3)

------------

(1) Prior to September 30, 2000, Avaya operated as a division of Lucent. Although certain of the individuals who serve as our executive officers were performing services in connection with Avaya's businesses prior to September 30, 2000, those individuals were employed by Lucent during such period and devoted substantial time and effort to other Lucent businesses and/or to the Lucent organization in general. Accordingly, no information on the compensation of executive officers for periods prior to September 30, 2000 is reported.

(2) Mr. Markman became Group Vice President, Applications on May 9, 2001. He ceased being Group Vice President, Applications on September 30, 2002.

(3) Mr. Thurk became Group Vice President, Systems on January 10, 2002. Subsequently he became Group Vice President, Converged Systems and Applications.

(4) Includes (a) awards of $667,969, $197,333 and $174,563 under the Avaya Inc. Short Term Incentive Plan to each of Messrs. Peterson, McGuire and Dennis, respectively, relating to the performance period representing the first six months of fiscal 2001 and (b) "spot" awards of $280,000, $90,000, $50,000 and $80,000 to each of Messrs. Peterson, McGuire, Markman and Dennis, respectively, for individual performance during the last six months of fiscal 2001.

(5)   Includes (a) payments of above-market interest on deferred compensation,
      (b) tax reimbursement payments and (c) certain fringe benefits. In 2002,
      (i) Messrs. Peterson, McGuire, Markman and Dennis had personal use of company aircraft valued at $43,226, $29,090, $18,512 and $22,839, respectively; (ii) Messrs. Peterson, McGuire and Dennis received financial counseling services valued at $24,069, $20,000 and $17,065, respectively; and (iii) Messrs. Markman, Dennis and Thurk received a company car allowance of $16,800, $16,800 and $12,600, respectively. In 2001, (i)
      Messrs. Peterson and Dennis had personal use of company aircraft valued at $84,815 and $19,464, respectively; (ii) Mr. McGuire received financial counseling services valued at $18,804; (iii) Messrs. McGuire and Markman received a company car allowance of $16,800 and $7,000, respectively; and (iv) Mr. McGuire received home security equipment valued at $28,583.

(6) Amounts for 2002 are calculated based upon 80,000, 25,000, 20,000 and 20,000 restricted stock units granted to each of Messrs. Peterson, McGuire, Markman and Dennis, respectively, on April 18, 2002 using the closing market price for common stock on that date of $6.31 per share. Mr. Thurk was given an inaugural grant of 75,000 restricted stock units on January 10, 2002 at a closing price of $10.50 per share and an April 18, 2002 grant of 25,000 restricted stock units at a closing price of $6.31 per share.

      The total number of restricted stock units held by Messrs. Peterson, McGuire, Markman, Dennis, and Thurk on September 30, 2002 was 1,340,146, 158,195, 120,000, 168,064, and 100,000 respectively. The value of these restricted stock holdings on that date was $1,916,408, $226,218, $171,600, $240,331 and $143,000, respectively, based upon the closing price of the Common Stock on the NYSE on September 30, 2002, which was $1.43 per share. Each restricted stock unit granted on October 4, 2000 vests entirely on November 1, 2003. Restricted stock units granted on July 31, 2001 vest in three equal installments on August 1, 2002, 2003 and 2004, respectively, and all other restricted stock unit grants vest 50% on the third anniversary and 50% on the fourth anniversary of grant date.

(7) Figures for 2001 are calculated based upon 202,500, 48,082 and 40,500 restricted stock units granted to each of Messrs. Peterson, McGuire and Dennis, respectively, on October 4, 2000 using the closing market price for Common Stock on that date of $14.375 per share. Mr. Markman received a grant of 100,000 restricted stock units on May 10, 2001, and the closing market price for Common Stock on that date was $15.43 per share.

      In addition to the restricted stock units indicated in the immediately preceding paragraph, Messrs. Peterson, McGuire and Dennis received 259,618, 70,805 and 93,108 restricted stock units, respectively, on July 31, 2001 in connection with the offer to exchange certain outstanding stock options for restricted stock units conducted by Avaya on July 31, 2001 (the "Offer"). Under the terms of the Offer, Messrs. Peterson, McGuire and Dennis tendered 1,668,040, 454,920 and 571,682 stock options, respectively, in exchange for the restricted stock units. Each of these restricted stock units vests in three equal installments beginning on the day after the first anniversary of the date of grant. Holders of these restricted stock units are not entitled to receive dividends on their restricted stock units.

(8) In 2002, company contributions to savings plans for Messrs. Peterson, McGuire, Markman, Dennis and Thurk totaled approximately $2,500, $2,500, $2,500, $2,500 and $1,751, respectively. In 2001, company contributions to savings plans for Messrs. Peterson, McGuire, Markman and Dennis totaled approximately $3, 711, $4,036, $2,270 and $4,022, respectively.

(9) For 2002 and 2001, this amount includes a total of $15,219 and $14,990, respectively, of interest earned but not yet received on the special deferred compensation account established in connection with Mr. Peterson's employment agreement that has been assumed by Avaya. See "--Employment Contracts, Termination of Employment and Change in Control Arrangements--Employment, Separation and Other Arrangements--Arrangements with Mr. Peterson" for more information.

(10) The amount shown for 2002 includes (a) $100,000 payment pursuant to Mr. Markman's offer of employment; and (b) $1,141,313 payable pursuant to the terms of Mr. Markman's separation agreement, which amount is to be paid post-employment in installments: $501,000 on or before October 30, 2002, and $640,313 on or about January 1, 2003 The amount shown for 2001 includes $200,000 in payments pursuant to Mr. Markman's offer of employment.

(11) The amount shown for 2002 represents a $230,000 payment pursuant to Mr. Thurk's offer of employment.

(12)  The amount shown includes a $25,000 one-time spot award.

(13)  Includes $4,861, $3,325, $4,250, $912 and $1,712 for insurance premiums paid on behalf of each of Messrs. Peterson, McGuire, Markman, Dennis and Thurk, respectively. Amounts indicated for each of

      Messrs. Peterson, McGuire and Dennis represent payments for a period of less than a full fiscal year as each of those individuals was covered by a split-dollar life insurance policy under which no premium was paid by Avaya. Premiums under those split-dollar policies were paid by Lucent prior to fiscal 2001and such split-dollar policies have since terminated.

                          OPTION GRANTS IN FISCAL 2002

      The following table sets forth information concerning individual grants of stock options made under the Avaya Inc. 2000 Long Term Incentive Plan during fiscal 2002 by each of the executive officers listed in the Summary Compensation Table.

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                                   Individual Grants                       for Option Term(2)
                                ------------------------------------------------------- -------------------------
                                  Number of
                                 Securities     % of Total
                                 Underlying   Options Granted
                                   Options     to Employees    Exercise or
                                 Granted(1)       During       Base Price   Expiration
Name                                 (#)        Fiscal 2002      ($/SH)        Date          5%           10%
------------------------------- ------------ ---------------- ------------ ------------ ------------ ------------
Donald K. Peterson.............    400,000           3.8           6.39     04/17/2009     995,521    2,362,562
Garry K. McGuire, Sr...........    150,000           1.4           6.39     04/17/2009     373,321      885,961
Steven Markman ................    125,000           1.2           6.39     04/17/2009     311,100      738,301
Michael A. Dennis .............    125,000           1.2           6.39     04/17/2009     311,100      738,301
Michael Thurk .................    250,000           2.4          10.45     01/09/2009   1,081,139    2,502,882
                                   150,000           1.4           6.39     04/17/2009     373,321      885,961

------------
(1) Options expiring on April 17, 2009 have a seven-year term and vest one-third on the first anniversary of the grant date and one thirty-sixth of the original grant amount monthly thereafter. Options granted to Mr. Thurk expiring on January 9, 2009 have a seven-year term and vest in three equal annual installments on the first, second and third anniversary of the grant date. Vesting will, in certain cases, be accelerated upon the occurrence of a "change in control." See "--Employment Contracts and Change in Control Arrangements--Incentive Plans."

(2) The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of Common Stock price.

                    AGGREGATE OPTION EXERCISES IN FISCAL 2002
                       AND VALUES AS OF SEPTEMBER 30, 2002

      The following table sets forth information concerning each exercise of stock options during fiscal 2002 by each of the executive officers listed in the Summary Compensation Table and the value of unexercised options as of September 30, 2002.

                                                                    Number of Securities
                                                                         Underlying                 Value of Unexercised
                                      Shares         Value         Unexercised Options (#)          In-the-Money Options ($)
                                    Acquired On     Realized   -------------------------------   ------------------------------
Name                               Exercise (#)       ($)       Exercisable     Unexercisable     Exercisable     Unexercisable
----                              --------------   ---------   -------------   ---------------   -------------   --------------
Donald K. Peterson ............        --             --         1,212,296        2,854,920            0                0
Garry K. McGuire, Sr. .........        --             --           300,000          750,000            0                0
Steven Markman ................        --             --           133,333          391,667            0                0
Michael A. Dennis .............        --             --           300,606          725,000            0                0
Michael Thurk .................        --             --                 0          400,000            0                0

                                            By Order of the Board of Directors

                                            Pamela F. Craven
                                            Secretary

January 13, 2003

                                                                     Appendix A

                  PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   AVAYA INC.

      Avaya Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

      FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation").

      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:00 p.m., eastern time, on [ ].

      THIRD: Article IV of the Restated Certificate of Incorporation is hereby amended by deleting Section 4.01 in its entirety and replacing it with the following:

      "SECTION 4.01. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into [one-thirtieth (1/30th)/one-fortieth (1/40th)/one-fiftieth (1/50th)] of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than [30/40/50] shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall, as may be determined by the Board of Directors of the Corporation, either (1) arrange for the disposition of fractional interests by those entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests and (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale be allocated and distributed among the holders of the fractional interests as their respective interests appear, or (2) pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.

      The Corporation shall be authorized to issue 1,700,000,000 shares of capital stock of which 1,500,000,000 shares shall be shares of common stock, $.01 par value per share ("Common Stock"), and 200,000,000 shares shall be shares of preferred stock, $1.00 par value per share ("Preferred Stock")."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [ ] day of [ ], [ ].

                                          By: ________________________________
                                          Name:
                                          Title:

                  PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                          TO EFFECT FORWARD STOCK SPLIT

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   AVAYA INC.

      Avaya Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

      FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation").

      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:01 p.m., eastern time, on [ ].

      THIRD: Article IV of the Restated Certificate of Incorporation is hereby amended by deleting Section 4.01 in its entirety and replacing it with the following:

      "SECTION 4.01. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into [thirty (30)/forty (40)/fifty (50)] fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such [301/40-1/50-1 ratio]), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

      The Corporation shall be authorized to issue 1,700,000,000 shares of capital stock of which 1,500,000,000 shares shall be shares of common stock,$.01 par value per share ("Common Stock"), and 200,000,000 shares shall be shares of preferred stock, $1.00 par value per share ("Preferred Stock")."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [ ] day of [ ], [ ].

                                          By: ________________________________
                                          Name:
                                          Title:

                                                                     PRELIMINARY
                                                                            COPY

                                                                      APPENDIX B

                                   AVAYA INC.

                        2003 EMPLOYEE STOCK PURCHASE PLAN

AVAYA INC., a Delaware corporation, hereby adopts this Avaya Inc. 2003 Employee Stock Purchase Plan (the "Plan") as of the Effective Date. The purposes of this Plan are as follows:

            (1) To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

            (2) To help employees provide for their future security.

1.    Definitions

      Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

      (a) "Code" means the Internal Revenue Code of 1986, as amended.

      (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 10.

      (c) "Company" means Avaya Inc., a Delaware corporation and its successors.

      (d) "Date of Entry" means, with respect to each Participant, the first day of the calendar month.

      (e) "Dates of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day of the last month on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was exercised.

      (f) "Date of Grant" means the last day of the Option Period.

      (g) "Eligible Compensation" means total cash compensation received from the Company or a Participating Subsidiary as regular compensation during an Option Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but excludes relocation expense reimbursements, foreign service premiums, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Subsidiary.

      (h) "Effective Date" means January 1, 2003, subject to approval of the Plan by the vote of more than 50% of the shares of Stock represented in person or by proxy and entitled to vote at the Avaya Inc. 2003 Annual Meeting of Shareholders. If the Plan does not receive such approval, then the Plan shall terminate immediately and be of no force and effect.

                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

      (i) "Eligible Employee" means any employee of the Company or a Participating Subsidiary who does not, immediately after the option is granted, own (within the meaning of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary. Subject to collective bargaining, all other employees will be eligible to participate in the Plan at all times.

      (j) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

      (k) "Option Period" means with respect to any Option, the period beginning upon the Date of Entry and ending on the last trading day of the calendar month in which the Date of Entry occurs, or the ending on such other date as the committee shall determine. No Option Period may exceed 5 years from the Date of Entry.

      (l) "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).

      (m) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

      (n) "Participating Subsidiary" means any present or future Subsidiary that the Committee designates to be eligible to participate in the Plan, and that elects to participate in the Plan. The naming of any entity as a Participating Subsidiary is expressly contingent upon the condition that all legal requirements are met for offering the Plan to employees of such entity or an appropriate waiver is obtained with respect to any such legal requirement.

      (o) "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 3(c) amounts received from Participants for the purchase of Stock under the Plan.

      (p) "Plan" means this Avaya Inc. 2003 Employee Stock Purchase Plan.

      (q) "Plan Year" means the Effective Date through December 31 of the calendar year in which the Plan becomes effective, and thereafter shall mean the calendar year.

      (r) "Stock" means shares of common stock, par value $0.01 per share, of the Company.

      (s) "Stock Purchase Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 4(c) Stock purchased upon exercise of an Option under the Plan.

      (t) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

2.    Stock Subject to Plan

      Subject to the provisions of paragraph 8 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate thirty-million (30,000,000) shares, and may be newly issued shares or treasury shares or shares bought on the market, or otherwise, for purposes of the Plan.

3.    Grant of Options

      (a) General Statement

      Except as otherwise determined by the Committee, the Company shall grant Options under the Plan to all Participants on each Date of Grant on or after the Effective Date. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, as follows:

      (1) The maximum number of whole or fractional shares of Stock subject to each Option shall equal (i) $25,000 (ii) divided by the average of the high and low price of a share of Stock on the New York Stock Exchange on the Date of Grant (iii) with the result reduced by the number of whole or fractional shares of Stock purchased during that calendar year under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Section 423 of the Code; and

      (2) The maximum number of whole or fractional shares of Stock that may be purchased by an Eligible Employee during the Option Period shall equal (i) 10% of the Eligible Employee's Compensation from the Date of Entry (or, if later, the immediately prior Date of Exercise) through the Date of Exercise, divided by (ii) 85% of the average of the high and low price of a share of Stock on the New York Stock Exchange on the particular Date of Exercise.

      (b) Election to Participate

      Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but not more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph 3(c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to a Participant may not exceed $25,000.

      A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to subparagraph 3(c). Each

                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

Eligible Employee who elects to participate in the Plan assumes the risk of any market fluctuations in the price of the Stock.

      (c) Periodic Deposit Accounts

      The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under subparagraph 4(c) and no portion of a Participant's Periodic Deposit Account shall be refunded to him or her.

      Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease, or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

4.    Exercise of Options

      (a) General Statement

      On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

      (b) Option Price Defined

      The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to 85% of the fair market value of a share of Stock as of the applicable Date of Exercise. The fair market value of a share of Stock as of an applicable Date of Exercise shall be the average of the high and low price of a share of Stock on the New York Stock Exchange on such date.

      (c) Stock Purchase Accounts; Stock Certificates

      The Company shall maintain a Stock Purchase Account for each Participant to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant

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                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

pursuant to subparagraph 4(a), the Company shall credit to the Participant's Stock Purchase Account the whole or fractional shares of Stock purchased at that time.

      Except as provided in paragraph 5, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

5.    Rights on Retirement, Death, Termination of Employment

      If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then to the extent practicable no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be used on the next Date of Exercise in that Option Period to purchase Stock under paragraph 4.

6.    Restriction Upon Assignment

      An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

7.    No Rights of Stockholder Until Exercise of Option

      A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

8.    Changes in the Stock; Adjustments of an Option

      If, during any Option Period, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spinoff or similar transaction, appropriate and proportionate adjustments may be made by the Board of


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                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

Directors or a committee designated by the Board of Directors in the number and/or kind of shares which are subject to purchase, including, if the Board or such committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares which may be offered in the Options shall also be proportionately adjusted. No adjustments shall be made for dividends paid in the form of stock.

9.    Use of Funds; Repurchase of Stock

      All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

10.   Administration by Committee

      (a) Appointment of Committee

      The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate.

      (b) Duties and Powers of Committee

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

            (1) determine when the initial and subsequent Option Periods will commence;

            (2)   interpret the Plan and the Options;

            (3)   designate Participating Subsidiaries;

            (4) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and
                  Section 423 of the Code; and

            (5)   interpret, amend, or revoke any such rules.

      In its absolute discretion, the board of the directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.


                                       7
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                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

      (c) Majority Rule

      The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

      (d) Rules for Foreign Jurisdictions

      (1) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

      (2) The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside of the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

      (e) Compensation; Professional Assistance; Good Faith Actions

      Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as may be determined by the board of directors of the Company, or its delegate. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

11.   No Rights as an Employee

      Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

12.   Term of Plan

      No Option may be granted during any period of suspension of the Plan or after termination of the Plan. Unless terminated earlier, the Plan will expire March 1, 2006.

13.   Amendment of the Plan

      The board of directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of more than 50% of the shares of the Stock represented in person or by proxy and entitled to vote shall be required to amend the Plan to reduce the Option Price or increase the number of shares of Stock reserved for the Options under the Plan.

14.   Effect Upon Other Plans

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

15.   Notices

      Any notice to be given under the terms of the Plan to the Company shall be sent in writing and shall be addressed to the Company in care of the Committee. Any notice to be given to the Eligible Employee shall be sent either in writing or electronically and shall be addressed to the Eligible Employee at his or her last address or Company-assigned email address, as applicable, as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for written notices to be given to it. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any written notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services. Any electronic communication shall have been deemed duly given when sent to the Eligible Employee's Company-assigned email address, provided that Company has not received a delivery error notification with respect to such communication.


                                       9
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                  AVAYA INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

16.   Titles

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


                                       10
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
[AVAYA LOGO]                                                                                                       PRELIMINARY COPY
C/O PROXY SERVICES
P.O. BOX 9112                                      VOTE BY INTERNET - www.proxyvote.com
FARMINGDALE, NY 11735                              Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on February
                                                   24, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                                   VOTE BY PHONE - 1-800-690-6903
                                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59
                                                   p.m. Eastern Standard Time on February 24, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions provided.

                                                   VOTE BY MAIL
                                                   Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avaya Inc., c/o ADP, 51 Mercedes Way, Edgewood,
                                                   NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                                                  KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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[AVAYA LOGO]

The Board of Directors recommends a vote FOR Items 1 THROUGH 5.

1.    Directors' Proposal - Election of Class 2 Directors:            For  Withhold  For All     To withhold authority to vote for
      01) Daniel C. Stanzione                                         All     All    Except:     any individual nominee, write
      02) Ronald L. Zarrella                                                                     number of nominee below.
                                                                      |_|     |_|      |_|

                                                                                                 ----------------------------------

                                             For  Against  Abstain                                             For  Against  Abstain

2.    Directors' Proposal - Approval of an                         4.    Directors' Proposal - Approval of an
      Amendment to the Restated Certificate  |_|    |_|      |_|         Amendment to the Restated Certificate |_|    |_|      |_|
      of Incorporation to authorize the                                  of Incorporation to authorize the
      1-for-30 Reverse/30-for-1 Forward                                  1-for-50 Reverse/50-for-1 Forward
      Split.                                                             Split.

3.    Directors' Proposal - Approval of an   |_|    |_|      |_|   5.    Directors' Proposal - Approval of the
      Amendment to the Restated Certificate                              Avaya Inc. 2003 Employee Stock        |_|    |_|      |_|
      of Incorporation to authorize the                                  Purchase Plan.
      1-for-40 Reverse/40-for-1 Forward
      Split.

             Note: With respect to other matters that properly come before the meeting, this proxy will be voted in the discretion of the named proxies.

   Please sign exactly as name appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Change of Address? Mark the box and note changes on the          |_|    If you would like to reduce the costs incurred by Avaya
reverse side.                                                           in mailing proxy materials, please consent to receiving
                                                                        all future proxy statements, proxy cards and annual
If you plan to attend the Annual Meeting, please check the box.  |_|    reports issued by Avaya electronically via e-mail or
                                                                        the Internet by checking the box.                       |_|

---------------------------------------------------                     ---------------------------------------------------


---------------------------------------------------                     ---------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      Date                            Signature (Joint Owners)        Date

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

[AVAYA LOGO]                                              ADMISSION TICKET                                          PRELIMINARY COPY

                                                             AVAYA INC.
                                                 2003 ANNUAL MEETING OF SHAREHOLDERS
                                                      Tuesday, February 25, 2003
                                                   9:00 a.m. Eastern Standard Time

                                                  Raritan Valley Community College
                                                     Rt. 28 and Lamington Road
                                                   North Branch, New Jersey 08876

                                      This admission ticket admits only the named shareholder.

Directions:

From the NORTH                                                          From the EAST
Take Interstate 287 SOUTH to Interstate 78 WEST.                        Take Interstate 78 WEST. Proceed on 78 WEST and get off
Proceed on 78 WEST for approx. 3 miles to Exit 26                       at Exit 26 (Lamington/North Branch). At traffic light
(Lamington/North Branch). At traffic light at off ramp                  at off ramp make a left onto Rattlesnake (county road
make a left onto Rattlesnake (county road 665) which                    665) which turns into Lamington Road. Take Lamington
turns into Lamington Road. Take Lamington Road for                      Road for approximately 3 miles. At traffic light make a
approximately 3 miles. At traffic light make a left                     left onto Easton Turnpike (county road 614). At the
onto Easton Turnpike (county road 614). At the next                     next traffic light (Orr Drive) make a left into the
traffic light (Orr Drive) make a left into the main                     main entrance to the College.
entrance to the College.
                                                                        From the WEST
From the SOUTH                                                          Take Interstate 78 EAST to Exit 26 (Lamington/North
Take Interstate 287 NORTH to the Route 22 WEST exit.                    Branch). Turn right at light onto Lamington Road
After approx. 7 miles (just before the 5th light), exit                 (county road 665). Take Lamington Road for
at Raritan Valley College Drive (Orr Drive). At the end                 approximately 3 miles. At traffic light make a left
of Orr Drive is a traffic light. Proceed straight to                    onto Easton Turnpike (county road 614). At the next
enter the College.                                                      traffic light (Orr Drive) make a left into the main
                                                                        entrance to the College.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted, and no cans, coolers or bottles are permitted inside the Annual Meeting. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

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[AVAYA LOGO]
211 Mt. Airy Road
Basking Ridge, New Jersey 07920                                                                                                Proxy

This proxy is solicited by the Board of Directors for use at the 2003 Annual Meeting of Shareholders to be held on Tuesday, February
25, 2003.

The shares of Common Stock you hold will be voted as you specify. By signing this proxy, you revoke all prior proxies and appoint
Donald K. Peterson, Garry K. McGuire, Sr. and Rhonda L. Seegal, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

If shares of Common Stock are issued to or held for your account under any employee savings plan, then by signing this proxy you hereby direct the trustee or other fiduciary of such plan to vote your shares of Common Stock in such plan in your name and/or account in accordance with the instructions given herein, including the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 5.


              Address Changes: ______________________________________________________________________________________

              _______________________________________________________________________________________________________

              _______________________________________________________________________________________________________

                       (If you noted any address changes above, please mark corresponding box on other side.)

            Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

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